UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED

IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

IDEXX Laboratories, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IDEXX LABORATORIES, INC.

Notice of 2014 Annual Meeting of Stockholders

and

Proxy Statement

Wednesday, May 6, 2015, at 10:00 a.m., Eastern Time

Portland Marriott Hotel, 200 Sable Oaks, Drive, South Portland, Maine 04106

idexx.com

One IDEXX Drive

Westbrook, Maine 04092

March 25, 2015

Dear Stockholder:

We invite you to attend our annual meeting of stockholders on Wednesday, May 6, 2015, beginning at 10:00 a.m., local time, at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106 (the “2015 Annual Meeting”). At the 2015 Annual Meeting, we will conduct the business described in the attached notice and proxy statement. In addition, we will report on our business and introduce attendees to our Directors and senior leadership.

Pursuant to rules promulgated by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, our stockholders who held our shares as of the close of business on March 10, 2015, the record date for the 2015 Annual Meeting, will receive a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) describing how to access our proxy materials over the Internet on a website referred to in the Notice of Internet Availability or request to receive a printed or emailed set of proxy materials. These proxy materials will be available free of charge.

Whether you own few or many shares of stock, it is important that your shares be represented and voted at the 2015 Annual Meeting. Stockholders can vote their shares by telephone or on the Internet. Instructions for using these convenient services are provided in the proxy statement. You also can vote your shares by requesting a paper proxy card and completing, signing and returning it by mail. If you decide to attend the 2015 Annual Meeting, you will be able to vote in person, even if you previously have voted by another means.

If you are unable to attend the 2015 Annual Meeting, you can listen to a live webcast of the meeting on the Internet. You can access the webcast from the home page of our website, located at www.idexx.com. However, since you cannot vote your shares via the webcast, it is important that you timely vote your shares in advance, using one of the procedures mentioned above and as more fully described in the proxy statement.

We look forward to your participation in the annual meeting.

Sincerely,

Jonathan W. Ayers

President, Chief Executive Officer and

Chairman of the Board of Directors

idexx.com

One IDEXX Drive

Westbrook, Maine 04092

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of IDEXX Laboratories, Inc. (the “Company”), will be held on Wednesday, May 6, 2015, at 10:00 a.m., local time, at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106 (the “2015 Annual Meeting”) for the following purposes:

1.	Election of Directors. To elect the three Class I Directors listed in the attached proxy statement for three-year terms (Proposal One);

2.	Advisory Vote to Approve Executive Compensation. To approve a nonbinding advisory resolution on the Company’s executive compensation (Proposal Two);

3.	Amendments to IDEXX Laboratories, Inc. 1997 Employee Stock Purchase Plan. To approve proposed amendments to the Company’s 1997 Employee Stock Purchase Plan (Proposal Three);

4.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal Four); and

5.	Other Business. To conduct such other business as may properly come before the 2015 Annual Meeting or any adjournments thereof, including approving any such adjournment, if necessary.

The Company’s Board of Directors has fixed the close of business on March 10, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the 2015 Annual Meeting.

If you would like to vote at the 2015 Annual Meeting, you must bring a form of personal identification. If your shares are held by a broker, bank or other nominee, you also must bring a letter from the nominee confirming your beneficial ownership of such shares and, if you intend to vote the shares, a proxy permitting you to vote the shares.

By order of the Board of Directors,

Jacqueline L. Studer, Corporate Vice President, General Counsel and Secretary

Westbrook, Maine

March 25, 2015

It is important that your shares be represented and voted at the 2015 Annual Meeting. You can submit a proxy by telephone or Internet. Alternatively, you may request a paper proxy card, which you may complete, sign and return by mail.

idexx.com

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

May 6, 2015

This proxy statement (“Proxy Statement”) and the accompanying materials are being provided to you in connection with the solicitation by the Board of Directors of IDEXX Laboratories, Inc. of proxies to be voted at our 2015 annual meeting of stockholders to be held on Wednesday, May 6, 2015 at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106 (the “2015 Annual Meeting”) and at any adjournment or postponement thereof.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder, we are furnishing proxy materials to our stockholders via the Internet. If you received a “Notice of Internet Availability,” you will not receive a printed copy of the proxy materials unless you specifically request a printed copy. Instead, the Notice of Internet Availability will instruct you how to access and review all of the important information contained in the proxy materials. The Notice of Internet Availability also instructs you how to submit your proxy on the Internet and how to vote by telephone. If you would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

The Notice of Internet Availability is first being sent to stockholders on or about March 25, 2015. Also on or about March 25, 2015, we will first make available to our stockholders this Proxy Statement and the form of proxy relating to the 2015 Annual Meeting, as well as our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 17, 2015, which we refer to in this Proxy Statement as the “2014 Annual Report.”

2015 PROXY STATEMENT

2015 PROXY STATEMENT

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BASIS OF PRESENTATION

IDEXX Laboratories, Inc. is a Delaware corporation incorporated in 1983 with principal executive offices located at One IDEXX Drive, Westbrook, Maine 04092. Unless the context indicates otherwise, references in this Proxy Statement to “we”, “us”, “our”, the “Company” or “IDEXX” refer to IDEXX Laboratories, Inc. and its consolidated subsidiaries. Our website is located at www.idexx.com. References to our website in this Proxy Statement are inactive textual references only and the contents of our website are not incorporated by reference into this Proxy Statement for any purpose.

2015 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How Proxies Work

The Company’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the 2015 Annual Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this Proxy Statement. You can vote for the Director nominees or withhold your vote for one or all nominees. You also can vote for or against the other proposals or abstain from voting. If you request a proxy card, and return your signed proxy card, but do not give voting instructions, the shares represented by that proxy will be voted “FOR” each proposal as recommended by the Board of Directors.

Who Can Vote

Holders of the Company’s common stock, $.10 par value per share (“Common Stock”), at the close of business on March 10, 2015 are entitled to receive notice of and to vote their shares at the 2015 Annual Meeting. As of March 10, 2015, there were 46,842,636 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the 2015 Annual Meeting.

Most IDEXX stockholders hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned in street name:

•	Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and these proxy materials are being made available directly to you by IDEXX. As the stockholder of record, you have the right to grant your voting proxy directly to IDEXX or to vote in person at the annual meeting.

•	Beneficial Owner of Shares Held in Street Name: If your shares are held in a brokerage account through a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being made available to you through your bank, broker, trustee or nominee. As the beneficial owner of shares held in street name, you have the right to direct your bank, broker, trustee, or nominee on how to vote and are also invited to attend the 2015 Annual Meeting. Your bank, broker, trustee or nominee is obligated to provide you with voting instructions for use in instructing the bank, broker, trustee or nominee how to vote these shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you have obtained a legal proxy from your bank, broker, trustee or nominee entitling you to vote your shares at the 2015 Annual Meeting.

How to Vote

You can vote in person at the 2015 Annual Meeting or by proxy. We recommend that you submit a proxy even if you plan to attend the 2015 Annual Meeting. You can revoke your proxy and change your vote at the 2015 Annual Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the 2015 Annual Meeting.

We are offering stockholders four methods of voting:

•	You may vote over the Internet.

•	You may vote by telephone.

2015 PROXY STATEMENT

•	If you are a registered holder of our shares, you may request a paper proxy card from us, and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the prepaid envelope accompanying the paper proxy card.

•	You may vote in person at the 2015 Annual Meeting. If you attend the 2015 Annual Meeting, you will be able to vote your shares, even if you already voted by Internet, telephone or mail. However, if you are the beneficial owner of shares held in street name, you must obtain a proxy, executed in your favor, from the bank, broker, trustee or other nominee to be able to vote in person at the 2015 Annual Meeting.

Since you cannot vote your shares via the webcast described below, it is important that you vote your shares in advance of the 2015 Annual Meeting, using one of the procedures described above.

Revoking a Proxy

You can revoke your proxy, whether it was given by Internet, telephone or mail, before it is voted by:

•	Submitting a new proxy with a later date, including a proxy given via the Internet or by telephone;

•	Providing written notice to the Corporate Secretary of IDEXX before or at the 2015 Annual Meeting prior to the voting on any proposal, if you are a registered holder of our shares; or

•	Voting by ballot at the 2015 Annual Meeting.

The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the 2015 Annual Meeting will not, by itself, revoke your proxy.

Quorum

In order to transact business at the 2015 Annual Meeting, we must have a quorum. This means that at least a majority of the issued and outstanding shares entitled to vote must be represented at the 2015 Annual Meeting, either by proxy or in person. Abstentions and broker non-votes (which are described below) are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by IDEXX itself, are not voted and do not count towards establishing a quorum. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Votes Needed

The Director nominees who receive the most votes at the meeting will be elected to fill the seats on the Company’s Board of Directors. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker non-votes (which are described below) are not counted as votes cast and, therefore, will have no effect on the outcome of the matters to be voted on at the annual meeting. Votes will be tabulated by an independent inspector of elections appointed for the 2015 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The preliminary voting results will be announced at the meeting. The final voting results will be tallied by the inspector of elections and reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the 2015 Annual Meeting.

Broker Non-Votes

If you are a beneficial owner of shares held in street name and do not give voting instructions to your bank or brokerage firm, your bank or brokerage firm will be able to vote your shares with respect to certain

2015 PROXY STATEMENT

“discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. The ratification of the appointment of our independent registered public accounting firm (Proposal Four) is considered to be a discretionary item on which banks and brokerage firms may vote. The election of Directors (Proposal One), the advisory vote to approve executive compensation (Proposal Two), and the vote to approve amendments to the 1997 Employee Stock Purchase Plan (Proposal Three) are non-discretionary items on which your bank or brokerage firm may not vote without voting instructions from you. In the case of these non-discretionary items for which your bank or brokerage firm does not have voting instructions, the bank or brokerage firm is required to indicate on its proxy that it does not have discretionary authority to vote on these matters, and your shares will be treated as “broker non-votes” with respect to these proposals.

Conduct of Annual Meeting

Rules for the conduct of the 2015 Annual Meeting will be available at the meeting. Under our Amended and Restated By-Laws, the Chairman of the Board of Directors may adopt rules and procedures that he believes are appropriate to ensure that the 2015 Annual Meeting is conducted properly.

Webcast of Annual Meeting

The 2015 Annual Meeting will be webcast live on the Internet at 10:00 a.m., local time, on May 6, 2015. The webcast will include consideration of the proposals and our Chief Executive Officer’s presentation regarding our business, and will provide audio and the accompanying graphic presentation, but will not include the question-and-answer session that follows the presentation. People accessing the webcast will not be able to ask questions or otherwise participate during the meeting. You can access the webcast from the home page of our website, www.idexx.com. Since you cannot vote your shares via the webcast, it is important that you vote your shares in advance of the 2015 Annual Meeting, using one of the procedures described above.

Voting on Other Matters

If other matters are properly presented at the 2015 Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we do not know of any other matters to be raised at the 2015 Annual Meeting and the dates by which other matters to be voted on at the 2015 Annual Meeting must have been submitted by our stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “1934 Act”) or our Amended and Restated By-Laws have passed.

Solicitation of Proxies

IDEXX will pay the expenses of the solicitation of proxies by our Board of Directors. Proxies can be solicited on our behalf by Directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc., to distribute and solicit proxies. We will pay MacKenzie Partners, Inc. a fee of approximately $15,000, plus reasonable out-of-pocket expenses, for its services.

Brokers, banks, trustees and other nominees will be requested to make available proxy-soliciting material to the owners of Common Stock held in their names and, as required by law, IDEXX will reimburse them for their reasonable out-of-pocket expenses for this service.

Householding of Annual Meeting Materials

Some stockholders may be participating in the practice of “householding” proxy statements, annual reports, and the Notice of Internet Availability. This means that only one copy of such documents may

2015 PROXY STATEMENT

have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of the Notice of Internet Availability, proxy statement or annual report if you call or write us at the following address or telephone number: Investor Relations, IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine, 04092, Telephone: 207-556-8155. If you want to receive separate copies of the Notice of Internet Availability, proxy statement and annual report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, designated as Class I Directors, Class II Directors and Class III Directors. Members of each class hold office for three-year terms. Class I currently consists of three Directors whose terms expire at the 2015 Annual Meeting, Class II currently consists of three Directors whose terms expire at the 2017 annual meeting of stockholders and Class III currently consists of three Directors whose terms expire at the 2016 annual meeting of stockholders.

Upon recommendation of the Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”), the Board of Directors has nominated Mr. William T. End, Dr. Barry C. Johnson and Mr. Daniel M. Junius to serve as Class I Directors with a term expiring at the 2018 annual meeting of stockholders. Each of Mr. End, Dr. Johnson and Mr. Junius are currently serving as Class I Directors, and each has indicated a willingness to serve, if elected. If any of the Director nominees becomes unable to serve, proxies can be voted for a substitute nominee, or the Board of Directors may choose to reduce the number of Directors.

The Company’s Corporate Governance Guidelines require that Directors retire at the next annual meeting of stockholders after the date on which such director reaches the age of 73. Accordingly, Mr. Murray, a Class III Director who turned 73 since our last annual meeting, will retire at the 2015 Annual Meeting, one year prior to the expiration of his term as a Class III Director. In addition, Dr. Johnson, who is standing for re-election as a Class I Director at the 2015 Annual Meeting, will be required under our Corporate Governance Guidelines to retire as a Director prior to the expiration of his term as a Class I Director at the 2018 annual meeting of stockholders. Accordingly, the Board of Directors intends, following Dr. Johnson’s re-election as a Class I Director at the 2015 Annual Meeting, to reassign him from Class I to fill the vacancy in Class III resulting from Mr. Murray’s retirement. As a Class III Director, Dr. Johnson’s term will expire at the 2016 annual meeting of stockholders.

After Dr. Johnson’s reassignment, the Board of Directors expects to reduce the number of Directors constituting the Board from nine to eight and the number of Class I Directors from three to two.

There are no family relationships among the executive officers or Directors of IDEXX.

Information relating to each Director is described below, including: his or her age and period of service as a Director of the Company; his or her business experience during the past five years (including directorships at other public companies); his or her membership on committees of the Board of Directors; and the other experience, qualifications, attributes or skills that led the Nominating and Governance Committee and the Board of Directors to conclude he or she should continue to serve as a Director of the Company. For a further discussion of the Board of Directors’ process and reasons for nominating these candidates, see the information under the heading “Corporate Governance – Committees of the Board – Nominating and Governance Committee” below.

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Nominees for Class I Directors Whose Terms Would Expire in 2018

William T. End Age 67	Director since July 2000 Independent Director Lead Director Compensation Committee Nominating and Governance Committee
Mr. End was Chairman and Chief Executive Officer of Cornerstone Brands, Inc., a privately-held catalog retailer, from 1995 to 2001, and Executive Chairman of that company from 2001 until his retirement in 2002. In these executive roles, Mr. End was responsible for all corporate functions as well as board function and activity. Prior to joining Cornerstone Brands, Mr. End held various positions at Land’s End, Inc., a publicly traded catalog retailer, from 1991 to 1995, including President and Chief Executive Officer. From 1975 to 1991, Mr. End held various positions at L.L. Bean, Inc., a privately-held catalog retailer, including Executive Vice President and Chief Marketing Officer. Mr. End has significant executive experience with a particular focus on marketing and product development. Mr. End was a director and chairman of Eddie Bauer Holdings, Inc., a catalog retailer, from 2005 to 2009, a director of New England Business Services, Inc., a business-to-business direct marketing company, from 2000 to 2003, Hannaford Bros. Co., a supermarket and grocery retailer, from 1995 to 2000, and Land’s End, Inc. from 1991 to 1995. He also has been a director of several non-public companies. In these capacities, Mr. End has developed significant experience with board function and corporate governance. Mr. End received a B.S.B.A. from Boston College and earned an M.B.A. from Harvard Business School. The Board of Directors values Mr. End’s extensive public and private company board and general management experience, particularly in the areas of sales and marketing.

Barry C. Johnson, Ph.D. Age 71	Director since March 2006 Independent Director Finance Committee (Chair)
Dr. Johnson served as Dean, College of Engineering, Villanova University, from August 2002 until his retirement in May 2006. From July 2000 to April 2002, he served as Senior Vice President and Chief Technology Officer of Honeywell International, Inc., a worldwide diversified technology and manufacturing company with sales in 2001 exceeding $23 billion. As Chief Technology Officer, Dr. Johnson was responsible for setting the strategic direction and prioritization of Honeywell’s research and development organization, which was supported by a global network of more than 15,000 engineers, scientists and researchers. Prior to Honeywell, Dr. Johnson served in several roles beginning in 1976 at Motorola, Inc., a global leader in providing integrated communications solutions, including Corporate Vice President and Chief Technology Officer for that company’s Semiconductor Product Sector. Dr. Johnson also has board oversight and corporate governance experience from his service as a director since September 2005 of Rockwell Automation, Inc., a publicly-traded global automation solutions company, and as a director since August 2003 of Cytec Industries, Inc., a publicly-traded global specialty chemicals and materials company. Dr. Johnson earned a B.M.E. (Bachelor of Mechanical Engineering) from Villanova University and holds a Ph.D. and M.S. in metallurgical engineering and materials science from Carnegie-Mellon University. He also completed a three-year advanced business administration program through Arizona State University’s College of Business Administration. The Board of Directors values Dr. Johnson’s substantial experience as a senior executive for, and director of, various technology companies and for his expertise in scientific research and product development.

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Daniel M. Junius Age 62	Director since March 2014 Independent Director Audit Committee (Chair) Finance Committee
Mr. Junius has served as President and Chief Executive Officer of ImmunoGen, Inc., a biotechnology company that develops targeted anticancer therapeutics, since January 2009. Prior to that, he served as President and Chief Operating Officer and Acting Chief Financial Officer of ImmunoGen from July 2008 to December 2008, as Executive Vice President and Chief Financial Officer from 2006 to July 2008, and as Senior Vice President and Chief Financial Officer from 2005 to 2006. Mr. Junius has also served as a director of ImmunoGen since November 2008. Before joining ImmunoGen, Mr. Junius was Executive Vice President and Chief Financial Officer of New England Business Service, Inc. (NEBS), a business-to-business direct marketing company, from 2002 until its acquisition by Deluxe Corporation in 2004 and Senior Vice President and Chief Financial Officer of NEBS from 1998 to 2002. Prior to NEBS, he was Vice President and Chief Financial Officer of Nashua Corporation, a manufacturer and marketer of specialty imaging paper and label products and services. He joined Nashua Corporation in 1984 and held financial management positions of increasing responsibility before becoming Chief Financial Officer of that company in 1996. Mr. Junius holds a Bachelor of Arts in Political Science from Boston College and a Masters in Management from Northwestern University’s Kellogg School of Management. The Board of Directors values Mr. Junius’s depth of executive leadership, strategic thinking and financial expertise, as well as his extensive biotechnology knowledge.

Class II Directors Whose Terms Expire in 2017

Thomas Craig Age 60	Director since December 1999 Independent Director Audit Committee Compensation Committee
Mr. Craig is the Chairman and CEO of Shockwave International, a firm whose mission is to work with principal investors and startup companies to help create competitive advantage by combining ideas, human assets, capital, networks and asymmetric intelligence. Mr. Craig has held this position since May 2012. Mr. Craig co-founded and was a Director/Partner at Monitor Group (formerly Monitor Company), a global management consulting firm, until May 2012 when he retired after 29 years of service. Mr. Craig has broad international and industry experience. He has worked in over 70 countries on six continents and has led over 400 projects over the past 34 years for Fortune 500 companies (and their international equivalents), startups, and at the highest levels of government. Earlier in his career, Mr. Craig served on the research faculty of the Harvard Business School where he published 14 case studies and simulation programs. He also worked in the field of litigative economics. He has been active in delivering various executive education programs and leadership development initiatives. Mr. Craig received his undergraduate degree from Princeton University and an M.B.A., with high distinction, from the Harvard Business School. The Board of Directors values Mr. Craig’s extensive experience in impartial counseling, leadership and human asset development, global enterprise, growth strategies, and entrepreneurial endeavors because they are at the heart of the Company’s ongoing competitiveness. Additionally, the Board of Directors values his extensive experience as an IDEXX director and his contributions to the Company’s ongoing strong financial and stock performance.

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Rebecca M. Henderson, Ph.D. Age 54	Director since July 2003 Independent Director Finance Committee Nominating and Governance Committee (Chair)
Dr. Henderson joined Harvard Business School in July 2009 as the Senator John Heinz Professor of Environmental Management where she specializes in strategy and organizational change. In September 2011, Dr. Henderson received Harvard University’s highest faculty honor when she was named a Harvard University Professor. From 1998 to 2009, Dr. Henderson served as the Eastman Kodak Professor of Management at the Sloan School of the Massachusetts Institute of Technology. Dr. Henderson also has board oversight and corporate governance experience as a director since July 2009 of Amgen Inc., a publicly-traded human therapeutics company in the biotechnology industry, and as a director of several private company and non-profit organization boards. Dr. Henderson also has been a research fellow at the National Bureau of Economic Research since 1995. Dr. Henderson holds an undergraduate degree from the Massachusetts Institute of Technology and a Ph.D. in business economics from Harvard University. Dr. Henderson has worked with numerous Fortune 500 companies on growth strategies related to innovation. The Board of Directors values her substantial experience in corporate strategy with a focus on high-technology business.

Sophie V. Vandebroek, Ph.D. Age 53	Director since July 2013 Independent Director Finance Committee Nominating and Governance Committee
Dr. Vandebroek has been an executive with Xerox Corporation, the world’s leading enterprise for business process and document management, since 2002. Most recently, Dr. Vandebroek has been serving as Xerox’s Chief Technology Officer and Corporate Vice President, as well as President of the Xerox Innovation Group since 2006. She is responsible for overseeing Xerox’s research centers in Europe, Asia, Canada and the U.S., as well as the Palo Alto Research Center, for which she has served as sole director since 2008. Prior to her current positions, from 2002 to 2005, Dr. Vandebroek was Chief Engineer of Xerox and Vice President of the Xerox Engineering Center. Dr. Vandebroek is a Fellow of the Institute of Electrical & Electronics Engineers, a Fulbright Fellow and a Fellow of the Belgian-American Educational Foundation. Dr. Vandebroek was inducted into the Women in Technology International Hall of Fame and elected into the Royal Flemish Academy for Arts & Sciences. Dr. Vandebroek holds more than a dozen U.S. patents and serves on the advisory council of the Dean of Engineering at the Massachusetts Institute of Technology. Dr. Vandebroek has also served as a member of the board of directors of Analogic Corporation, a designer and manufacturer of advanced medical imaging and airport security systems, since 2008. Dr. Vandebroek holds an undergraduate degree in engineering and a master’s degree in electro-mechanical engineering from Katholieke Universiteit Leuven, Leuven, Belgium, and she holds a Ph.D. in electrical engineering from Cornell University in Ithaca, New York. The Board of Directors values her depth of knowledge and experience in technology and business processes as well as her track record of innovation and managing balanced R&D portfolios for large global enterprises.

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Class III Directors Whose Terms Expire in 2016

Jonathan W. Ayers Age 58	Director and Chairman of the Board since January 2002
Mr. Ayers has been Chairman of the Board, President and Chief Executive Officer of IDEXX since January 2002. Prior to joining IDEXX, Mr. Ayers held various positions at United Technologies Corporation, a provider of high-technology products and support services to customers in the aerospace and building industries worldwide, and its business unit Carrier Corporation. From 1999 to 2001, Mr. Ayers was President of Carrier Corporation, the then-largest business unit of United Technologies and the world’s largest manufacturer of commercial and residential HVAC systems and equipment and the leading producer of commercial and transport refrigeration equipment. From 1997 to 1999, Mr. Ayers was President of Carrier’s Asia Pacific Operations, and from 1995 to 1997, Mr. Ayers was Vice President, Strategic Planning at United Technologies. In his roles at United Technologies, Mr. Ayers gained significant operating experience in leading a global business unit; developed management, finance and strategic planning skills; and developed experience in acquisition integration, line and international operations, and marketing and product development. Prior to joining United Technologies, from 1986 to 1995, Mr. Ayers held various positions at Morgan Stanley & Co. in mergers and acquisitions and corporate finance. Mr. Ayers worked as a strategy consultant for Bain & Company from 1983 to 1986 and was in the field sales organization of IBM’s Data Processing Division from 1978 to 1981. Mr. Ayers holds an undergraduate degree in molecular biophysics and biochemistry from Yale University and graduated from Harvard Business School in 1983 with high distinction. The Board of Directors values Mr. Ayers’s significant and diverse experience in many areas that are relevant to the company and its operations, including global business management, international operations, financial and strategic planning, business development, marketing, product development and technology. The Board of Directors also values Mr. Ayers’s successful leadership of the Company over 13 years, including the Company’s record of creating an exceptional, above-market return for its stockholders during this extended period.

M. Anne Szostak Age 64	Director since July 2012 Independent Director Audit Committee Compensation Committee (Chair)
In 2004, Ms. Szostak founded Szostak Partners, an executive coaching and human resources consulting firm, for which she continues to serve as Chief Executive Officer. Before founding Szostak Partners, Ms. Szostak had a 31-year career with Fleet/Boston Financial Group (now Bank of America), a Fortune 100 publicly-traded, diversified financial services company. During her tenure at Fleet/Boston, she gained extensive operational and staff management responsibilities, including as Chairman, President and Chief Executive Officer of Fleet-Maine, Chairman and Chief Executive Officer of Fleet Bank-Rhode Island, and Corporate Executive Vice President and Chief Human Resources Officer of FleetBoston Financial Group. Ms. Szostak has substantial expertise in compensation and governance matters, and audit and investments through her 20 years of experience on various public company boards. Among them, Ms. Szostak served or has served as a director of the following public companies during the years indicated: Tupperware Brands Corporation, a consumer-direct seller of personal and household items (since 2000); Belo Corp., an owner and operator of television stations and their associated websites (from 2004 until the company’s sale in December 2013);

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ChoicePoint Corporation, a data aggregation company (from 2005 until the company’s sale in 2008); SFN Group, a staffing solutions provider (from 2005 until the company’s sale in 2011); and Dr Pepper Snapple Group, Inc., a beverage manufacturer, bottler and distributor (since 2008). Ms. Szostak also serves on the boards of several local, regional and national non-profit organizations. Ms. Szostak holds an undergraduate degree from Colby College, and she has completed several executive education programs at Harvard Business School. The Board of Directors values Ms. Szostak’s significant background in management, finance and human resources, as well as her extensive public company board experience.

Class III Director Who Will be Retiring in May 2015

Robert J. Murray Age 73	Director since February 2005 Independent Director Compensation Committee Nominating and Governance Committee
Mr. Murray served as Chairman of the Board and Chief Executive Officer of New England Business Service, Inc. (NEBS) from 1995 until his retirement in 2004. NEBS was a publicly-traded business-to-business direct marketing company and had over $500 million in sales during the last fiscal year prior to Mr. Murray’s retirement. As the Chief Executive Officer of NEBS, Mr. Murray was responsible for all aspects of the business. Mr. Murray held various executive positions at The Gillette Company from 1961 to 1995, including Executive Vice President, North Atlantic Group from 1991 to 1995, and Chairman of the Board of Management of Braun AG, a subsidiary of Gillette headquartered in Germany, from 1985 to 1990. In these positions, Mr. Murray developed substantial experience in international business operations and led all aspects of the business for these divisions. Mr. Murray has served as a director for the following public companies during the years indicated: The Hanover Insurance Group, Inc., a property and casualty insurance company (since 1996); LoJack Corporation, an automobile security system manufacturer (since 1992); Tupperware Brands Corporation, a consumer-direct seller of personal and household products (since 2004); and Delhaize Group, an international food retailer based in Belgium (from 2001 to 2012). Mr. Murray received a B.S and B.A. from Boston College and an M.B.A. from Northeastern University and he completed Harvard Business School’s Advanced Management Program. The Board of Directors values Mr. Murray’s background as a chief executive as well as a leader of a major business unit of a large multi-national corporation, and as a director of several public companies, which has provided him with extensive general management skills and experience in board function and corporate governance.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the election of the three Class I Director nominees listed above.

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PROPOSAL TWO

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the 1934 Act, which was enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking our stockholders to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal is commonly referred to as “say-on-pay.”

We asked our stockholders at the 2014 annual meeting of stockholders to approve the compensation of our named executive officers on an advisory basis as disclosed in the proxy statement for the 2014 annual meeting. Our stockholders overwhelmingly approved the proposal, with approximately 99% of the votes cast in favor of the executive officer compensation. The Board of Directors believes that this vote affirmed stockholders’ support of the Company’s executive compensation program.

We asked our stockholders at the 2011 annual meeting of stockholders to indicate if we should hold an advisory vote to approve the compensation of our named executive officers every one, two or three years, and more than 93% of the votes cast were in favor of an annual advisory vote. Given this high vote in favor of an annual advisory vote, our Board of Directors has decided to submit the say-on-pay advisory vote to stockholders each year.

As described in detail in our Compensation Discussion and Analysis set forth below, we maintain a simple executive compensation program that consists almost entirely of base salary, annual performance-based cash bonuses, and equity-based long-term incentives. These elements of compensation have been selected by the Compensation Committee of the Board of Directors (the “Compensation Committee”) because the committee believes that they effectively achieve the fundamental goals of our compensation program, which are to attract, motivate, and retain highly skilled executives; to create alignment between management and stockholder interests by establishing a strong connection between compensation, stock ownership and creation of stockholder value; and to reward executives for building a highly engaged, high-performance culture that aligns with the Company’s guiding principles of sustaining market leadership, exceeding the expectations of our customers, empowering and rewarding our employees, innovating with intelligence, cultivating entrepreneurial spirit and contributing to our communities.

Annual performance-based cash bonuses for the Chief Executive Officer and his direct reports are determined in accordance with the Senior Executive Team Incentive Plan, or the SET Incentive Plan, as described below under the heading “Compensation Discussion and Analysis.” The SET Incentive Plan, which contains both financial and non-financial performance targets, was implemented in order to further align the payment of annual bonuses to our senior executives to overall Company performance and to the near-term performance of the Company’s long-term business objectives.

With very limited exceptions described below under “Compensation Discussion and Analysis – Determination of Executive Compensation – Benefits and Perquisites,” the Company does not provide any compensation or benefit plans to executive officers that are not also available to other salaried employees. Annual compensation decisions for executive officers are made by the Compensation Committee based on performance and market-related benchmarks on executive compensation of our peer group as well as other similarly-situated companies, as described below in our Compensation Discussion and Analysis.

Features of our executive compensation program include the following:

•	A majority of total executive compensation, delivered in the form of annual performance-based cash bonuses and equity awards, is not fixed and is contingent on achievement of long-term goals, annual financial performance and the performance of the Company’s Common Stock over the long term.

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•	Base salary, annual performance-based bonus opportunity, and equity-based long-term incentive value are targeted to approximately the market median of the Company’s peer group proxy data and survey compensation data.

•	Pursuant to the SET Incentive Plan, the annual performance-based cash bonus plan for the Chief Executive Officer and his direct reports is based on two equally weighted factors: (i) Company financial performance measured against specific metrics selected by the Compensation Committee, and (ii) achievement of Company-wide non-financial performance goals focused on strengthening and positioning the Company for sustained future growth and profitability.

•	Our equity awards, which consist of stock options and restricted stock units, typically vest ratably over a five-year period, which aligns interests of executive officers and stockholders.

•	We maintain stock ownership requirements for all executive officers and members of our Board of Directors, further aligning the interests of management and stockholders.

•	The Compensation Committee annually reviews our executive compensation against our peer group proxy data and survey compensation data to assess whether our total executive compensation is both competitive and appropriate.

•	The Compensation Committee annually reviews risk associated with our compensation programs to determine whether our programs may subject the Company to risks that are reasonably likely to have a material adverse effect on the Company.

•	We have adopted a “clawback” policy, under which the Company may seek to recover incentive compensation that the Compensation Committee determines would not have been paid to an executive officer but for fraud or willful misconduct by that executive officer that led to a restatement of our financial results.

•	We have adopted a Policy on Short Sales, Derivative Transactions and Hedging that generally prohibits our directors, officers, employees, and their respective family members and affiliates, from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities or purchases of financial instruments that are designed to hedge or offset any decrease in the market value of our securities.

Stockholders are encouraged to read the Compensation Discussion and Analysis section of this Proxy Statement set forth below under the heading “Executive Compensation,” which discusses in detail how our compensation program implements our executive compensation philosophy. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement for the 2015 Annual Meeting pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.

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As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of this vote when making future compensation decisions for named executive officers.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the approval of the advisory resolution on executive compensation.

PROPOSAL THREE

AMENDMENT TO 1997 EMPLOYEE STOCK PURCHASE PLAN

On December 3, 2014, our Board of Directors adopted, subject to stockholder approval, amendments to the 1997 Employee Stock Purchase Plan (the “1997 Plan”) to, among other things, increase the number of shares of Common Stock authorized for issuance under the 1997 Plan from 1,590,000 to 2,290,000 shares.

The purpose of the 1997 Plan is to provide an opportunity for eligible employees of the Company to purchase shares of Common Stock through accumulated payroll deductions. As of March 10, 2015, 1,600,436 shares had been purchased by employees as a group under the 1997 Plan and 49,564 shares were available for future purchases. If the amendment is not approved by stockholders, the Company’s Board of Directors believes that the Company will be unable to continue to provide the opportunity for eligible employees to purchase shares of Common Stock through payroll deductions. Therefore, the Board of Directors believes that the proposed amendment is in the best interests of the Company and its stockholders.

The following is a brief description of the 1997 Plan. All share amounts in the following description of the 1997 Plan have been adjusted to reflect a stock split that was effective on November 26, 2007. This summary is qualified in its entirety by reference to the 1997 Plan, as proposed to be amended hereby, a copy of which is attached to this Proxy Statement as Appendix A. You may also obtain a copy of the 1997 Plan by accessing this Proxy Statement as filed with the SEC on the Internet at www.sec.gov or by clicking on the SEC Filings link on the Investor Relations section of the Company’s website, or by contacting the Corporate Secretary at the Company’s principal executive offices.

Administration

The 1997 Plan is administered by the Compensation Committee. The Compensation Committee is authorized to make rules and regulations for the administration of the 1997 Plan.

Eligibility

All employees of the Company are eligible to participate in the 1997 Plan provided that: (i) they are regularly employed by the Company or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year; they have been employed by the Company or a designated subsidiary for at least one month prior to enrolling in the 1997 Plan; and they are employees of the Company or a designated subsidiary on the first day of the applicable offering period under the 1997

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Plan. However, no person will be eligible to participate in the 1997 Plan if he or she possesses five percent or more of the total combined voting power of the Company’s (or any subsidiary’s) common stock immediately after the grant of an option under the plan. No employee may be granted an option to purchase shares of stock under the 1997 Plan with an aggregate value of more than $25,000 per calendar year in which the option is outstanding under the 1997 Plan (and all other employee stock purchase plans of the Company and its subsidiaries), determined by the value of such shares as of the date the option is granted. As of March 10, 2015, approximately 4,250 employees of the Company (and its domestic subsidiaries) were eligible to participate in the 1997 Plan.

Offerings; Number and Purchase Price of Shares

The 1997 Plan consists of quarterly offerings, which commence on January 1, April 1, July 1 and October 1 of each year, unless the Compensation Committee provides for a different offering period, not to exceed 12 months. Each offering period commencement date begins a three-month period during which payroll deductions will be made and held for the purchase of shares at the end of that period.

Prior to each offering commencement date, an eligible employee may participate in the offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office. The form will authorize a regular payroll deduction from the employee’s compensation during the offering period. Unless an employee files a new form or withdraws from the 1997 Plan, his or her deductions and purchases will continue at the same rate for future offerings as long as the 1997 Plan remains in effect.

If the amendment that is the subject of this proposal is approved by the stockholders, a total of up to 2,290,000 shares may be purchased under the 1997 Plan. An employee may elect to have up to 5% deducted from his or her salary for the purpose of purchasing stock under the 1997 Plan and the Company will maintain payroll deduction accounts for each participant based on his or her election. At the beginning of each offering period, each participant will be granted an option to purchase, on the last day of the offering period (the exercise date), the number of shares of Common Stock determined by dividing $6,250 by the closing price of the Common Stock on the NASDAQ Global Select Market on the first day of the offering. The option price is 85% of the closing price of the Common Stock on the exercise date.

Each participant’s option will automatically be exercised on the exercise date using his or her payroll contributions, subject to the maximum share limit described above. Any balance remaining in an employee’s payroll deduction account in excess of the option price at the end of an offering period will be automatically refunded to the employee. Any balance remaining in an employee’s payroll deduction account that is less than the per-share option price will also be refunded to the employee, provided that such amount may, at the discretion of the Compensation Committee, remain in the employee’s account for the next offering period. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

A participant may not increase or decrease his or her payroll deduction during an offering period. However, a participant may withdraw the entire balance in his or her account at any time up to the last payroll deadline for the last pay date in an offering period, but may not begin participation again for the remainder of the offering period. Partial withdrawals are not permitted. An employee may participate in any subsequent offering in accordance with the terms and conditions established by the Compensation Committee. On March 10, 2015, the closing sale price of the Company’s Common Stock on the NASDAQ Global Select Market was $150.48.

Termination of Employment or Death

If a participant’s employment terminates, including by death, prior to the last business day of an offering period, no payroll deduction will be taken from any pay due to the participant and the balance of

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the participant’s account shall be paid to the participant or, in the event of the participant’s death, (i) to a beneficiary designated by the participant, (ii) in the absence of a designated beneficiary, to the executor or administrator of the participant’s estate, or (iii) if no executor or administrator have been appointed, to such person as the Company may designate.

Adjustments for Changes in Capitalization

In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of the Company’s Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the 1997 Plan, (ii) the share purchase limitations, and (iii) the option price for shares purchased under the 1997 Plan will be appropriately adjusted to the extent determined by the Compensation Committee.

Adjustments Upon Reorganization Event

The 1997 Plan defines a “reorganization event” as: (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock converts into or is exchanged for the right to receive cash, securities or other property or is cancelled, (ii) any exchange of all the Company’s Common Stock for cash, securities or other property pursuant to a share exchange transaction, or (iii) any liquidation or dissolution of the Company. If a reorganization event occurs, the Compensation Committee will take any one or more, or any combination, of the following actions as to outstanding options on such terms as the committee determines: (a) provide that options will be assumed, or substantially equivalent options will be substituted, by the acquiring or succeeding corporation; (b) upon written notice to participants, provide that all outstanding options will be terminated as of the effective date of the reorganization event and will become exercisable to the extent of accumulated payroll deductions as of a date specified by the committee in such notice (which date shall not be less than 10 days preceding the effective date of the reorganization event); (c) upon written notice to participants, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participants on such date; (d) in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation of the event, a cash payment for each share surrendered in the reorganization event (the acquisition price), make or provide for a cash payment to an employee equal to (A) the acquisition price times the number of shares of Common Stock subject to the participant’s option (to the extent the option price does not exceed the acquisition price) minus (B) the aggregate option price of such option, in exchange for the termination of such option; and (e) provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the option price thereof).

Termination and Amendment of Plan

The Company’s Board of Directors may at any time terminate or amend the 1997 Plan. No such amendment shall be made to the 1997 Plan (a) without approval of the stockholders of the Company if approval of such amendment is required by Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) which would cause the plan to fail to comply with Section 423 of the Code. Upon termination of the 1997 Plan, all amounts in the accounts of participants will be promptly refunded.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan. This discussion is general in nature and does not take into account a number of

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considerations which may apply in light of the circumstances of a particular Participant in the 1997 Plan. The income tax laws under applicable state and local tax laws may not be the same as under federal income tax laws. This general discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 1997 Plan. This discussion assumes that the 1997 Plan complies with Section 423 of the Code. Participants are strongly urged to consult their own tax advisors regarding the federal, state, local, net investment income, foreign and other tax consequences to them of participating in the plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the 1997 Plan or upon purchasing shares at the end of an offering.

A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of shares that were acquired under the 1997 Plan. The amount of each type of income and loss will depend on when the participant sells the shares.

If the participant sells the shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the participant purchased the shares, then the participant will have compensation income equal to the lesser of:

•	15% of the value of the shares on the day the offering commenced; and

•	the participant’s profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the participant sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the shares on the day he or she purchased the shares less the sales proceeds. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There are no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income as a result of a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

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New Plan Benefits

Because participation under the 1997 Plan is a voluntary election by our employees, we are not able to determine the benefits that will be available in the future to particular individuals. The following table sets forth the value and number of shares that were purchased under the 1997 Plan in fiscal year 2014 by the following persons and groups:

Shares Purchased Under the 1997 Employee Stock Purchase Plan During Fiscal Year 2014

Name and Position	Number of Shares	Value of Shares Purchased (1)
Jonathan W. Ayers President and Chief Executive Officer	204	$26,542
Brian P. McKeon Executive Vice President, Chief Financial Officer and Treasurer	—	$—
Jay Mazelsky Executive Vice President	197	$25,534
Johnny D. Powers, PhD Executive Vice President	—	$—
Michael J. Williams Executive Vice President	197	$25,534
Current named executive officers as a group	598	$77,610
Current non-employee Directors as a group (2)	—	$—
All employees other than named executive officers as a group	45,920	$5,938,963

(1)	The dollar value of shares purchased under the 1997 Plan was computed by multiplying the number of shares purchased by the market price of the Common Stock on the purchase date. In accordance with the terms of the 1997 Plan, the shares of Common Stock were purchased at a price equal to 85% of the fair market value of the Common Stock on the last day of the purchase period.

(2)	Non-employee Directors are not eligible to participate in the 1997 Plan.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the proposal to amend the 1997 Plan.

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PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the “Audit Committee”) has appointed PricewaterhouseCoopers LLP (“PwC”), to serve as our independent registered public accounting firm for 2015.

Although stockholder approval of the Audit Committee’s selection of PwC is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. Representatives of PwC will be present at the 2015 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If this proposal is not approved at the 2015 Annual Meeting, the Audit Committee will reconsider its selection of PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, can direct the appointment of a different firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the ratification of PwC as our independent registered public accounting firm for 2015.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors of the Company, which we refer to as the Board of Directors or the Board, consists of nine members. The Board of Directors meets throughout the year on a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. The Board of Directors has delegated various responsibilities and authority to different Board committees as described below under the heading “Committees of the Board.”

The Board of Directors is responsible for monitoring the overall performance of IDEXX. Among other things, the Board of Directors, directly and through its committees, establishes corporate policies, oversees compliance and ethics, reviews the performance of the Chief Executive Officer and the compensation of executive officers, reviews and approves the annual budget, oversees the management of risk, reviews and approves certain transactions and reviews the Company’s long-term strategic plans.

In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not manage the day-to-day operations of IDEXX. Members of the Board of Directors keep informed about the Company’s business by participating in Board and committee meetings, by reviewing analyses and reports regularly sent to them by management and through discussions with the Chief Executive Officer and other officers and members of management.

Directors are responsible for attending Board meetings and meetings of committees on which they serve and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. The Board of Directors held seven meetings and Board committees held twenty two meetings in 2014. Each of our Directors attended at least seventy-five percent or more of the meetings of the Board and Board committees on which he or she served in 2014. It is our policy to schedule Board and committee meetings to coincide with the annual meeting of stockholders, and Directors are expected to attend the 2015 Annual Meeting. Last year, all of the individuals then serving as Directors attended our annual meeting.

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Director Independence

Under our Corporate Governance Guidelines, a majority of our Directors must be “independent” as defined by the rules of the NASDAQ Stock Market (“NASDAQ”). Under the charters of each of the standing committees of our Board of Directors, each of the members of those committees is required to be independent as defined by those rules. Under the charter of the Audit Committee, each member of the Audit Committee is also required to satisfy the independence criteria set forth in Rule 10A-3(b)(1) under the 1934 Act. Under the charter of the Compensation Committee, each member of the Compensation Committee is also required to satisfy the heightened independence standard applicable to compensation committees described in NASDAQ Rule 5605(d)(2)(A).

The Board of Directors, in consultation with the Nominating and Governance Committee, determines the independence of each Director. The Board of Directors has determined that each of the Directors other than Mr. Ayers, who is the President and Chief Executive Officer of the Company, is independent under NASDAQ rules; and (ii) after taking into consideration the factors applicable to the independence of compensation committee members described in NASDAQ Rule 5605(d)(2)(A), each member of the Compensation Committee satisfies the independence criteria of NASDAQ rules. Further, each member of the Audit Committee satisfies the independence criteria of Rule 10A-3(b)(1) under the 1934 Act.

In determining Dr. Vandebroek’s independence, the Nominating and Governance Committee considered Dr. Vandebroek’s position as an executive officer of Xerox Corporation (“Xerox”), a provider of office technology equipment and other related services for the Company. The Nominating and Governance Committee considered such factors including, among other things, the fact that the Company’s relationship with Xerox predated Dr. Vandebroek joining Xerox, that Dr. Vandebroek did not participate in the negotiation of any transactions with Xerox for its services, that such services were provided on arm’s length terms and conditions and in the ordinary course of business and that the services provided by Xerox were routine and limited in scope (the Company paid Xerox approximately $121,000 in 2013 and approximately $232,000 in 2014 for office technology equipment and other related services). Based on the factors considered by the Nominating and Governance Committee, the committee concluded that these transactions would not affect Dr. Vandebroek’s independence.

Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy under which the Audit Committee is required to review and approve any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. The Audit Committee may approve any such transaction only if it determines that, under all of the circumstances, the transaction is not inconsistent with the best interests of the Company. A related person under this policy is any executive officer, Director, nominee for Director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons. The policy provides that a “direct or indirect material interest” does not arise solely from the related person’s position as an executive officer of another entity involved in a transaction with the Company, where (a) the related person owns less than a 10% equity interest in such entity, (b) the related person and his immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the other entity involved in the transaction, and (d) the amount involved in the transaction equals less than 2% of the consolidated gross revenues of the Company for its most recent fiscal year.

Since January 1, 2014, there have been no related person transactions requiring review and approval by the Audit Committee under the Related Person Transaction Policy.

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Committees of the Board

The Board of Directors has established an Audit Committee, Compensation Committee, Nominating and Governance Committee, and Finance Committee, each of which is described briefly below. Each of these committees acts pursuant to a written charter that is approved by the Board of Directors and reviewed annually by the applicable committee, the Nominating and Governance Committee and the Board of Directors. Current copies of each committee’s charter can be accessed on the Corporate Governance section of our website, www.idexx.com, or by contacting our Corporate Secretary at the Company’s principal executive offices.

Audit Committee

The Audit Committee is responsible for overseeing the accounting, internal control, financial reporting, information system controls and security, compliance and audit processes of the Company, including the selection, retention and oversight of the Company’s independent auditors. The current Audit Committee members are Mr. Junius (chair), Mr. Craig, and Ms. Szostak. Mr. End and Dr. Johnson also served on the Audit Committee during 2014. Each member of the Audit Committee satisfies the criteria for independence and other requirements applicable to members of audit committees under NASDAQ rules and the independence rules contemplated by Rule 10A-3 under the 1934 Act. The Nominating and Governance Committee has determined that each member of the Audit Committee has the financial or accounting experience or background required by NASDAQ rules, and that each of Mr. Junius and Ms. Szostak is an “audit committee financial expert” as defined by the SEC.

The Audit Committee oversees elements of the Company’s risk management activities and also reviews and approves all related person transactions. The Audit Committee meets from time to time with the Company’s financial personnel, other members of management, internal audit staff and independent auditors regarding these matters. The Audit Committee met nine times in 2014. The committee has adopted procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of any concerns regarding questionable accounting or auditing matters. The Audit Committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation, and the Company will provide appropriate funding for payment of such services, as determined by the Audit Committee.

Compensation Committee

Committee Responsibilities and Members. The Compensation Committee oversees the management compensation philosophy and practices of IDEXX, evaluates the performance of the Chief Executive Officer, determines the compensation of the Chief Executive Officer and approves the compensation of the other executive officers, reviews management’s overall leadership development plan, oversees the Company’s equity compensation and benefit plans, determines any stock ownership and retention guidelines applicable to the Company’s executive officers and Directors and reviews compliance by executive officers and Directors with those guidelines, reviews compensation of Directors, oversees the Company’s policies on structuring compensation programs to preserve tax deductibility, analyzes the risks associated with the Company’s compensation practices and reviews the Compensation Discussion and Analysis required to be included in the Company’s annual proxy statement. The Compensation Committee charter does not provide for any delegation of these duties except to a sub-committee or individual members of the committee as the Compensation Committee may determine. The Compensation Committee has delegated to the chair of the committee the authority to grant equity awards to new officers of the Company between scheduled meetings of the committee, following consultation with our Chief Executive Officer.

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The Compensation Committee reviews Director compensation periodically and makes a recommendation to the Board of Directors. The Chief Executive Officer, General Counsel, Chief Human Resources Officer and the Committee’s outside compensation consultant assist the Compensation Committee in its review of Director compensation by providing information and preparing meeting materials. Other than the Chief Executive Officer, General Counsel, and Chief Human Resources Officer, no executive officers of the Company are involved in the Board’s review and determination of Director compensation.

The current Compensation Committee members are Ms. Szostak (chair), Mr. Craig, Mr. End, and Mr. Murray, each of whom is independent under NASDAQ rules.

Committee Procedures. Compensation Committee meetings are scheduled and agendas determined through consultation among the Chief Executive Officer, the General Counsel, the Chief Human Resources Officer, and the Compensation Committee chair. In February of each year, the committee meets to approve the bonus amounts for the Chief Executive Officer, and to review and approve the Chief Executive Officer’s recommended bonuses for other executive officers, for the year just concluded, making such changes to the Chief Executive Officer’s recommendations as it deems appropriate. At this meeting, the committee also determines the annual equity award and current year base salary for the Chief Executive Officer and reviews and approves the Chief Executive Officer’s recommendations for equity awards and current year base salaries for the other executive officers, making such changes to the Chief Executive Officer’s recommendations as it deems appropriate. The Compensation Committee meets at other times during the year as needed to review executive compensation and otherwise to perform the duties described in its charter. During 2014, the Compensation Committee met five times.

Use of Compensation Consultants. The Compensation Committee has authority to engage advisers to support its work at the Company’s expense, taking into consideration the applicable factors affecting the independence of such advisers that are required by SEC and NASDAQ rules. The committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as a consultant to the committee, with the following duties generally:

•	providing the committee with analysis pertaining to executive and Director compensation program design, including industry survey analysis, explanation of trends, best practices and regulatory changes;

•	recommending a relevant group of peer companies against which to benchmark the competitiveness and appropriateness of the Company’s executive and Director compensation;

•	analyzing peer companies’ annual executive and Director compensation to assist the committee in determining the appropriateness and competitiveness of the Company’s executive and Director compensation;

•	reviewing any proposed changes to executive and Director compensation program design;

•	analyzing the Company’s compensation practices to assist the committee in determining whether risks arising from such practices are reasonably likely to have a material adverse effect on the Company; and

•	providing specific analysis periodically as requested by the Compensation Committee.

During 2014, the Compensation Committee engaged FW Cook to, among other things, analyze and modify the relevant group of peer companies used to benchmark the competitiveness and assess the

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appropriateness of the Company’s executive compensation; review competitiveness and appropriateness of the total compensation of the Company’s executive officers; review the appropriateness of the Company’s Director compensation; review compensation disclosure materials; analyze the Company’s compensation practices to assist the committee in determining whether risks arising from such practices are reasonably likely to have a material adverse effect on the Company; and update and advise the Compensation Committee on general trends and regulatory developments in executive and Director compensation with respect to total compensation, forms of compensation and stock compensation.

FW Cook is engaged by the Compensation Committee and provides consulting support to the Compensation Committee. FW Cook provides no services to the Company other than those provided to the committee. The chair of the Compensation Committee reviews and approves all invoices pertaining to services provided by FW Cook. Members of management work with FW Cook to the extent necessary to provide FW Cook with information necessary for its consulting work and to prepare materials for committee and Board review.

In February 2015, the Compensation Committee considered whether its work with FW Cook raised any conflicts of interest in light of the factors regarding a compensation adviser’s independence described in SEC and NASDAQ rules. Based on these factors, the Compensation Committee determined that the work of FW Cook and the individual compensation advisors employed by FW Cook who provided services to the Compensation Committee has not created any conflict of interest.

Analysis of Risk Associated with Compensation Practices. The Compensation Committee engaged FW Cook to conduct an analysis of the Company’s compensation practices in order to assist the committee in determining whether those practices created risks that were reasonably likely to have a material adverse effect on the Company. The results of this analysis were presented by FW Cook to the Compensation Committee in February 2015. Based on this analysis, the Compensation Committee determined that the Company’s compensation practices were not reasonably likely to have a material adverse effect on the Company.

Role of Company Executives. As provided by the Compensation Committee charter, the Company’s Chief Executive Officer is responsible for recommending to the Compensation Committee annual compensation for the rest of the executive officers. The Compensation Committee approves compensation for these executive officers and may make such changes to the compensation recommended by the Chief Executive Officer as it deems appropriate. The Compensation Committee charter also provides that the committee determines the Chief Executive Officer’s annual compensation and meets without the presence of any executive officers of the Company when approving or deliberating on Chief Executive Officer compensation.

In addition to the Chief Executive Officer, the Company’s Chief Human Resources Officer and General Counsel also work with the committee chair to set committee agendas, prepare materials for committee meetings, and generally attend meetings and prepare meeting minutes. However, members of management, including the Chief Executive Officer, are not present in committee meetings when matters related to their individual compensation are under discussion. No other executive officer is involved in supporting Compensation Committee activities or executive compensation recommendations.

Compensation Committee Interlocks and Insider Participation. Ms. Szostak (chair), Mr. Craig, Mr. End, and Mr. Murray served on the Compensation Committee during 2014. None of these members of the Compensation Committee were, during 2014, an officer or employee of the Company or any of its subsidiaries. During 2014, none of our executive officers served as a director or member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as one of our Directors or as a member of our Compensation Committee, or other committee serving an equivalent function.

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Nominating and Governance Committee

The Nominating and Governance Committee advises and makes recommendations to the Board of Directors with respect to corporate governance practices, including Board organization, function, membership and performance, and succession planning for the Chief Executive Officer. The Nominating and Governance Committee may retain, at the Company’s expense, independent counsel or other advisors as it deems necessary. The current Nominating and Governance Committee members are Dr. Henderson (chair), Mr. End, Mr. Murray and Dr. Vandebroek, each of whom is an “independent director” as defined by NASDAQ rules. The Nominating and Governance Committee met four times in 2014.

The Nominating and Governance Committee identifies, evaluates, recruits and makes recommendations to the Board of Directors regarding candidates to fill vacancies on the Board, using criteria set forth in the Company’s Corporate Governance Guidelines described below. The process followed by the Nominating and Governance Committee to identify and evaluate candidates includes receiving recommendations from our Directors, management and stockholders, holding meetings to evaluate biographical information and background material relating to potential candidates and interviewing selected candidates.

In addition to receiving recommendations from our Directors, management and stockholders, the Nominating and Governance Committee, in some instances, will engage an executive search firm to assist in recruiting Director candidates. In such cases, the search firm assists the Nominating and Governance Committee in identifying potential candidates that fit the Board of Directors’ search criteria; obtaining candidate resumes and other biographic information; conducting initial interviews to assess candidates’ qualifications, fit and interest in serving on the Board of Directors; scheduling interviews with the Nominating and Governance Committee, other members of the Board of Directors, and management; performing reference checks; and assisting in finalizing arrangements with candidates who receive an offer to join the Board.

At the 2015 Annual Meeting, stockholders will have the first opportunity to vote on the re-election of Mr. Junius, who was appointed to the Board as a new Director in March 2014. Mr. Junius was originally identified by the Nominating and Governance Committee as a candidate for Director by a non-management director.

Stockholders who want to recommend a nominee for Director should submit the name of such nominee to the Corporate Secretary of IDEXX at the Company’s principal executive offices, together with biographical information and background material sufficient for the Nominating and Governance Committee to evaluate the recommended candidate based on its selection criteria, and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Governance Committee will apply the same criteria, and follow substantially the same process, in considering stockholder recommendations that comply with these procedures as it does in considering other candidates. Stockholders also have the right under the Company’s Amended and Restated By-Laws to nominate Director candidates directly, without any action or recommendation on the part of the Nominating and Governance Committee or the Board of Directors, by following the procedures described below under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on the Company’s proxy card for the next annual meeting. Candidates nominated by stockholders in accordance with the procedures set forth in the Company’s Amended and Restated By-Laws will not be included on the Company’s proxy card for the next annual meeting, but may be included on proxies the nominating stockholders may seek independently.

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The Nominating and Governance Committee annually reviews the performance of the Board of Directors, its committees and each of the Directors. The Nominating and Governance Committee is also responsible for annually reviewing with the Board of Directors the requisite skills and criteria for all Board members, as well as the composition of the Board of Directors as a whole, and annually assessing, for each Director or person nominated to become a Director, the specific experience, qualifications, attributes and skills that lead the committee to conclude that such Director or nominee should serve as a Director in light of the Company’s business and structure. In performing these reviews, the Nominating and Governance Committee gives appropriate consideration to each Director’s or nominee’s:

•	reputation for integrity, honesty and adherence to high ethical standards;

•	demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company;

•	willingness to contribute positively to the decision-making process of the Company;

•	skills in one or more areas that are relevant to the Company and its operations, including, without limitation, familiarity with science and technology, finance and accounting, marketing and product development, strategy, government regulation and affairs and/or corporate governance;

•	commitment to understand the Company and its industry and to regularly attend and participate in Board and committee meetings;

•	interest and ability to understand the sometimes conflicting interests of the Company’s various constituencies, which include stockholders, employees, customers, government entities, creditors and the general public, and to act in the interests of all stockholders; and

•	absence of any conflict of interest, or appearance of a conflict of interest, that would impair the Director’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a Director.

The Nominating and Governance Committee and the Board are focused on ensuring that a wide range of backgrounds and experiences are represented on our Board. Our Corporate Governance Guidelines call for the Nominating and Governance Committee to consider in the director nomination processes, and in evaluating the composition of the Board as a whole, the value of a range of types of diversity, including gender, race, religion, national origin, sexual orientation, disability, and a variety of experiences, educations, backgrounds, skills and knowledge.

The Board of Directors seeks a composition of members with experience in a variety of management disciplines, as set forth above. Typically each Director will have extensive experience in one or more of these areas and the Board of Directors collectively will have expertise in all of these areas. In February 2015, the Nominating and Governance Committee reviewed the experience, qualifications, attributes and skills of each Director and nominee, as described for each Director in Proposal One above, and concluded that they each had the requisite background to serve as a Director in light of the Company’s business and structure.

Finance Committee

The finance committee of the Board of Directors (the “Finance Committee”), which is composed of independent directors as defined by NASDAQ rules, advises the Board of Directors with respect to

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financial matters and capital allocation, including capital structure, debt financing strategies, investment practices, major financial commitments, financial risk management, acquisitions and divestitures, stock repurchase strategy and dividend policy. In addition, the Finance Committee monitors the Company’s liquidity and financial condition, oversees the Company’s financial risk management activities (including foreign currency hedging and transactions involving derivatives), reviews and approves proposed acquisitions and divestitures requiring Board approval and having values up to $20 million and reviews and approves non-budgeted capital expenditures in excess of $5 million. The current Finance Committee members are Dr. Johnson (chair), Dr. Henderson, Mr. Junius and Dr. Vandebroek. The Finance Committee met four times during 2014.

The Finance Committee may retain, at the Company’s expense, independent counsel or other advisors as it deems necessary to carry out its responsibilities and is empowered, without further action of the Board, to cause the Company to pay the ordinary administrative expenses of the committee that are necessary or appropriate in carrying out its duties.

Board’s Leadership and Structure

The Company’s Corporate Governance Guidelines provide that the Board of Directors is free to select the Chairman of the Board and the Chief Executive Officer in any way it deems best for the Company’s stockholders at any point in time. The Board of Directors does not have a predetermined policy as to whether or not the roles of Chairman of the Board and Chief Executive Officer should be combined or separate. The Corporate Governance Guidelines provide that the Nominating and Governance Committee shall periodically assess the Board of Directors’ leadership structure, including whether the offices of Chairman of the Board and Chief Executive Officer should be combined or separate and why the Board’s leadership structure is appropriate given the specific characteristics or circumstances of the Company. Mr. Ayers has been the Chairman of the Board since joining the Company as Chief Executive Officer in 2002. As described below, the Company’s Corporate Governance Guidelines provide that when the Chairman of the Board is not an independent Director, the independent Directors elect a Lead Director from among the independent Directors. The Lead Director is currently Mr. End.

In accordance with the Company’s Corporate Governance Guidelines, the Lead Director chairs the regular executive sessions of the independent Directors. Such sessions of independent Directors occur at each regularly scheduled Board meeting to discuss, among other matters, the performance of the Chief Executive Officer. The duties of the Lead Director also include: facilitating communications between other members of the Board of Directors and the Chairman of the Board and/or Chief Executive Officer (although any Director is free to communicate directly with the Chairman of the Board and Chief Executive Officer); working with the Chairman of the Board and the Chief Executive Officer in the preparation of the agenda for each Board meeting; and consulting with and advising the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board functions.

The Chairman of the Board has no greater nor lesser vote on matters considered by the Board of Directors than any other Director. All Directors, including the Chairman, are bound by fiduciary obligations imposed by law. As discussed above under the heading “Director Independence,” each Director other than Mr. Ayers is an independent director under the NASDAQ rules, and every member of each standing Board committee is also independent as defined by those rules.

The Nominating and Governance Committee has assessed the Board of Directors’ leadership structure, including whether the offices of Chairman of the Board and Chief Executive Officer should be combined or separate in light of the specific characteristics or circumstances of the Company. The Nominating and Governance Committee determined that the Company’s leadership structure, consisting of a combined full-time Chairman of the Board and Chief Executive Officer, subject to oversight by the

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Company’s independent Directors, including an independent Lead Director, is appropriate for the following reasons. First, the Chief Executive Officer is responsible for the day-to-day management of the Company and the development and implementation of the Company’s strategy, and has access to the people, information and resources necessary to facilitate Board functions. Therefore, the Board of Directors believes that the Chief Executive Officer is best positioned to develop the agenda for the Board of Directors supported by regular consultation and input from the Lead Director, and to lead discussions at Board meetings regarding the Company’s strategy, operations and results. Second, it is the Board of Directors’ opinion that Mr. Ayers’s interests, including through a personal, meaningful and growing ownership of the Company’s Common Stock, are aligned with the interests of the stockholders. Finally, as described above, oversight of the Company is the responsibility of the Board of Directors as a whole, which is comprised entirely of independent Directors, other than Mr. Ayers, including an independent Lead Director.

Board’s Role in Risk Oversight

The Company’s management is responsible for risk management on a day-to-day basis. The Board of Directors oversees the risk management activities of management directly and through its committees by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, the Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation and structure, legal, compliance and regulatory risk, and operational risks; the Audit Committee oversees risk management activities related to accounting, auditing, internal control, information system controls and security, compliance and insurance matters; the Finance Committee oversees risk management activities relating to investment policy, foreign currency hedging activities and financial instruments; the Compensation Committee oversees risk management activities relating to the Company’s compensation policies and practices and organizational risk; and the Nominating and Governance Committee oversees risk management activities relating to Board composition and function. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

The Company conducts an annual enterprise risk assessment as part of its annual strategic planning process. The risk assessment process involves an identification and assessment by senior line of business and functional leaders of the particular risks relevant to their lines of business and functional areas, the materiality of those risks and plans to mitigate these risks to the extent prudent and feasible. The identified risks are ranked based on probability of occurrence and severity of impact. Management shares the result of this risk assessment with the full Board of Directors annually when the Board of Directors discusses the Company’s annual strategic plan and at other times during the year as part of normal business discussions. Certain key risks and related mitigation plans are also reviewed throughout the year either by the Board of Directors or its committees.

The Company also conducts a compliance risk assessment, the results of which are shared by management with the Audit Committee. This risk assessment involves an identification and assessment by functional leaders of the particular legal and regulatory compliance risks relevant to their areas of responsibility. The risks are ranked based on materiality and frequency of identification by functional leaders. Plans to mitigate these top risks are also shared and discussed with the full Board of Directors at various times of the year as part of normal business discussions.

The Audit Committee reviews linkages between the critical risk findings, management preparedness or plans to address those risks, and internal audit’s tests of those plans. The Audit Committee seeks to ensure that the internal audit department can perform its function by reviewing the charter, plans, activities, staffing and organizational structure of the internal audit department, and approving the appointment, replacement, reassignment or dismissal of the director of internal audit. The Audit

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Committee also provides an open channel of communication between internal audit and the Board of Directors; meets independently with the Company’s internal auditors, independent auditors and management; and discusses with management the Company’s major policies with respect to risk assessment and risk management, including an annual review of the Company’s insurance coverage.

Corporate Governance Guidelines and Code of Ethics

The Board of Directors has adopted Corporate Governance Guidelines, which can be accessed on the Corporate Governance section of our website located at www.idexx.com. The Board of Directors also has adopted a code of ethics that applies to all of our employees, officers and Directors, which can be accessed at the Internet address above. You can receive copies of the guidelines or the code by contacting our Corporate Secretary at the Company’s principal executive offices. In addition, we intend to post on our website all disclosures that are required by law or the NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code of ethics. Among other matters, the Corporate Governance Guidelines provide as follows:

•	A majority of the members of the Board of Directors are independent Directors, as defined by NASDAQ rules.

•	The Audit Committee, Nominating and Governance Committee, Compensation Committee and Finance Committee consist entirely of independent Directors.

•	The Nominating and Governance Committee recommends to the Board of Directors for nomination all nominees for election to the Board of Directors, except where the Company is legally required by contract, by law or otherwise to provide third parties with the right to nominate Directors.

•	The Nominating and Governance Committee is responsible for periodically reviewing the requisite skills and criteria for Board members, as well as the composition of the Board of Directors as a whole, using the criteria described above under the heading “Committees of the Board—Nominating and Governance Committee.”

•	The Nominating and Governance Committee is responsible for annually assessing the performance of the Board of Directors, its committees and each individual Director.

•	When the Chairman of the Board is not an independent Director, the independent Directors elect a Lead Director, currently Mr. End, from among the independent Directors. The Lead Director, among other responsibilities described above under the heading “Board’s Leadership and Structure,” chairs meetings of the independent Directors and consults with the Chairman of the Board regarding meeting agendas.

•	Independent Directors meet at each Board meeting apart from management Board members and other management representatives.

•	At least annually, the Board of Directors reviews the Company’s corporate strategy.

•	The Board of Directors approves the Chief Executive Officer’s goals annually.

•	At least annually, the Compensation Committee, in consultation with all independent Directors, evaluates the performance of the Chief Executive Officer.

•	The Chief Executive Officer reports to the Board of Directors at least annually on succession planning.

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•	Board members have complete access to management and are encouraged to make regular contact.

•	The Board of Directors will give appropriate attention to written communications that are submitted to the Board of Directors by our stockholders. The process for submitting such communications to the Board of Directors is described below under the heading “Communications from Stockholders.”

•	Individual Directors whose professional responsibilities outside of their involvement with the Company change from those held when they were last elected to the Board of Directors (except for promotions) should volunteer to resign from the Board of Directors, giving the Board an opportunity to review the appropriateness of their continued Board membership under the changed circumstances.

•	Any Director who turns age 73 while serving as a Director is expected to retire from the Board of Directors effective at the next annual meeting of stockholders following the date on which he or she turns 73.

•	Directors cannot serve on more than four other public company boards, Audit Committee members cannot serve on more than two other public company audit committees, and Directors who are Chief Executive Officers of other companies cannot serve on more than two other public company boards (including the board of their employer).

•	Directors must inform the Chairman of the Board and the chair of the Nominating and Governance Committee of any public company directorship they have been offered before accepting such offer to ensure that acceptance of such directorship would not create a conflict with the Director’s duties as a Director of the Company.

Policy on Short Sales, Derivative Transactions and Hedging

The Board of Directors has adopted a Policy on Short Sales, Derivative Transactions and Hedging. The policy generally prohibits any director, officer or employee of the Company, or any family member or affiliate of any of the foregoing, from engaging in (i) any short sales of the Company’s securities, (ii) purchases or sales of puts, calls or other derivative securities based upon the Company’s securities, or (iii) purchases of financial instruments that are designed to hedge or offset any decrease in the market value of the Company’s securities.

Communications from Stockholders

Written communications to the Board of Directors can be submitted by electronic mail to contactdirectors@idexx.com, by clicking on the “Contact Us” icon located in the Corporate Governance section of our website, www.idexx.com, and following the directions provided, or by writing to our Corporate Secretary at the address of the Company’s principal executive offices. The Nominating and Governance Committee will review all such communications.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the 1934 Act, the Company’s Directors, executive officers and any persons holding more than 10% of our outstanding Common Stock (collectively, “Reporting Persons”) are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the SEC on forms prescribed by the SEC. The SEC has established specific due dates and IDEXX is required to disclose in this Proxy Statement any failure to file by those dates.

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Based solely on our review of (i) copies of Section 16(a) reporting forms that IDEXX received from Reporting Persons for transactions occurring during the Company’s 2014 fiscal year, and (ii) written representations received from one or more of such Reporting Persons that no annual Form 5 reports were required to be filed by them for the Company’s 2014 fiscal year, IDEXX believes that no Reporting Persons failed to file on a timely basis reports required by Section 16(a).

INDEPENDENT AUDITORS’ FEES

The following table summarizes the fees of PwC billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services. For fiscal year 2014, audit fees also include an estimate of amounts not yet billed.

	Fiscal Years Ended December 31,
	2014	2013
Audit fees	$1,854,306	$1,760,179
Audit-related fees	—	135,000
Tax fees	358,755	454,730
All other fees	10,000	11,163

	$2,223,061	$2,361,072

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports; the audit of the effectiveness of internal control over financial reporting; statutory audits or financial audits for subsidiaries or affiliates of IDEXX; services associated with periodic reports and other documents filed with the SEC; consultation concerning accounting or disclosure treatment of transactions or events and actual or potential impact of final or proposed rules, standards or interpretations by the SEC, the Financial Accounting Standards Board or other regulatory or standard setting bodies; and assistance with and review of documents provided to the SEC in responding to SEC comments.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” These services include due diligence services pertaining to potential acquisitions.

Tax Fees. Consists of tax compliance fees ($144,549 and $147,181 in 2014 and 2013, respectively), and tax advice and tax planning fees ($214,206 and $307,549 in 2014 and 2013, respectively). These services included U.S. federal, state and local tax planning and compliance advice; international tax planning and compliance advice; and review of federal, state, local and international income, franchise and other tax returns.

All Other Fees. Consists of fees billed for services rendered in connection with an audit and certification of reporting to a third party vendor during 2014 and 2013.

Out-of-Pocket Expenses and Value Added Taxes. Included in the fee schedule above as components of each of Audit Fees, Tax Fees and All Other Fees are amounts billed by the independent auditors for out of pocket expenses ($83,829 and $77,250 in 2014 and 2013, respectively) and value added taxes ($57,443 and $110,232 in 2014 and 2013, respectively).

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Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services performed by our independent auditor, and the fees paid by the Company for such services, in order to assure that the provision of such services does not impair the auditor’s independence. Under the policy, at the beginning of the fiscal year, the Audit Committee pre-approves the engagement terms and fees for the annual audit. Certain types of other audit services, audit-related services and tax services have been pre-approved by the Audit Committee under the policy. Any services that have not been pre-approved by the Audit Committee as previously described must be separately approved by the Audit Committee prior to the performance of such services.

Pre-approved fee levels for all pre-approved services are established periodically by the Audit Committee. The Audit Committee then periodically reviews actual and anticipated fees for the pre-approved services against the pre-approved fee levels. Any anticipated fees exceeding the pre-approved fee levels require further pre-approval by the Audit Committee. With respect to each service for which separate pre-approval is proposed, the independent auditor will provide a detailed description of the services to permit the Audit Committee to assess the impact of the services on the independence of the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members and has delegated such authority to the chair of the Audit Committee. The Audit Committee member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at the next scheduled meeting. The Audit Committee does not delegate its pre-approval responsibilities to management of the Company.

During the last two fiscal years, no services were provided by PwC that were approved by the Audit Committee pursuant to the de minimis exception to pre-approval contained in the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2014 and discussed them with management and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm.

The Audit Committee has also discussed with PwC various communications that PwC is required to provide to the Audit Committee, including matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

By the Audit Committee of the Board of Directors,

Daniel M. Junius, Chair
Thomas Craig
M. Anne Szostak

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EXECUTIVE OFFICERS OF THE COMPANY

Set forth below are the names, ages, and current positions of our executive officers as of March 25, 2015:

Name	Age	Title
Jonathan W. Ayers	58	Chairman of the Board of Directors, President and Chief Executive Officer
Jay Mazelsky	54	Executive Vice President
Brian P. McKeon	52	Executive Vice President, Chief Financial Officer and Treasurer
Johnny D. Powers, Ph.D.	53	Executive Vice President
Jacqueline L. Studer	56	Corporate Vice President, General Counsel and Secretary
Michael J. Williams, Ph.D.	47	Executive Vice President

Jonathan W. Ayers. Mr. Ayers has been Chairman of the Board, President and Chief Executive Officer of IDEXX since January 2002. Since joining the Company in this leadership capacity, Mr. Ayers has led the Company through a period of sustained and consistent growth in revenues and profitability, as well as consistent, above-market returns to shareholders. Prior to joining IDEXX, Mr. Ayers held various positions at United Technologies Corporation, a provider of high-technology products and support services to customers in the aerospace and building industries worldwide, and its business unit Carrier Corporation. From 1999 to 2001, Mr. Ayers was President of Carrier Corporation, the then-largest business unit of United Technologies and the world’s largest manufacturer of commercial and residential HVAC systems and equipment and the leading producer of commercial and transport refrigeration equipment. From 1997 to 1999, Mr. Ayers was President of Carrier’s Asia Pacific Operations, and from 1995 to 1997, Mr. Ayers was Vice President, Strategic Planning at United Technologies. In his roles at United Technologies, Mr. Ayers gained significant operating experience in leading a global business unit; developed management, finance and strategic planning skills; and developed experience in acquisition integration, line and international operations, and marketing and product development. Prior to joining United Technologies, from 1986 to 1995, Mr. Ayers held various positions at Morgan Stanley & Co. in mergers and acquisitions and corporate finance. Mr. Ayers worked as a strategy consultant for Bain & Company from 1983 to 1986 and was in the field sales organization of IBM’s Data Processing Division from 1978 to 1981. Mr. Ayers holds an undergraduate degree in molecular biophysics and biochemistry from Yale University and graduated from Harvard Business School in 1983 with high distinction.

Jay Mazelsky. Mr. Mazelsky joined IDEXX in August 2012 as Executive Vice President. He oversees the Companion Animal Commercial Organization in North America, the IDEXX VetLab® in-house diagnostics, Digital Radiography and Information Management lines of business. Prior to joining the Company, Mr. Mazelsky was a Senior Vice President and General Manager from 2010 to 2012 of Computed Tomography, Nuclear Medicine and Radiation Therapy Planning at Philips Healthcare, a subsidiary of Royal Philips Electronics, the Netherlands, a healthcare, lifestyle and lighting technologies company. Previously he held a series of other leadership roles with increasing responsibilities during his tenure at Philips beginning in 2001. Prior to joining Philips, Mr. Mazelsky was at Agilent Technologies, where he was an Executive in Charge from 2000 to 2002, leading the integration of Agilent’s Healthcare Group into Philips. He also served as a General Manager of the Medical Consumables Business Unit from 1997 to 2000 at Agilent Technologies. From 1988 to 1996, he was in a number of roles at Hewlett Packard in finance, marketing and business planning. Mr. Mazelsky holds a bachelor’s degree in mathematics from the University of Rochester and an M.B.A. from the University of Chicago.

Brian P. McKeon. Mr. McKeon has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since January 2014. He leads the Company’s finance, business development and information technology functions. Mr. McKeon served as a member of the Company’s Board of Directors from July 2003 through December 2013, including serving as Chairman of the Board’s Audit Committee and as a member of the Compensation Committee and Finance Committee. Mr. McKeon

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served as Executive Vice President of Iron Mountain Incorporated, a publicly-traded provider of information protection and storage services worldwide, from April 2007 to December 2013 and Chief Financial Officer of Iron Mountain from April 2007 to October 2013. Mr. McKeon was also Executive Vice President and Chief Financial Officer of The Timberland Company, a publicly-traded provider of premium outdoor footwear, apparel and accessories, from March 2000 to April 2007. From 1991 to 2000, Mr. McKeon held several finance and strategic planning positions with PepsiCo Inc., serving most recently as Vice President, Finance at Pepsi-Cola, North America. Prior to joining PepsiCo, Mr. McKeon worked as a strategy consultant with the Alliance Consulting Group and as an auditor with Coopers & Lybrand. Mr. McKeon holds a bachelor of science degree in accounting from the University of Connecticut and an M.B.A. with high distinction from Harvard University.

Johnny D. Powers, Ph.D. Dr. Powers became Executive Vice President of IDEXX in July 2012, overseeing IDEXX Reference Laboratories, Telemedicine, Rapid Assay, Bioresearch and Worldwide Operations. He joined IDEXX as Corporate Vice President in February 2009, leading the Company’s worldwide reference laboratories business. Prior to joining the Company, Dr. Powers was Vice President responsible for the Cancer Diagnostics business of Becton, Dickinson and Company, a medical technology company, from 2007 to 2008. Dr. Powers joined Becton, Dickinson and Company as a result of its acquisition in 2006 of TriPath Imaging Inc., a molecular diagnostics-based cancer diagnostics company, where he held various positions from 2001 to 2007, including Vice President of Worldwide Operations, and most recently served as President of the TriPath Oncology business unit. From 1996 to 2001, Dr. Powers was employed by Ventana Medical Systems, Inc., a tissue-based cancer diagnostics company, where he held various positions, including Vice President and General Manager of the Anatomical Pathology business and Vice President and General Manager of Worldwide Operations. From 1989 to 1996, Dr. Powers was employed by Organon Teknika Corporation, a medical diagnostics company, in various technical management roles. Dr. Powers holds a bachelor’s degree in chemistry from Wake Forest University, an M.S. in chemical engineering from Clemson University, an M.B.A. from the Duke University Fuqua School of Business and a Ph.D. in biochemical engineering from North Carolina State University.

Jacqueline L. Studer. Ms. Studer has been Corporate Vice President, General Counsel and Secretary of IDEXX since September 2014 and leads the Company’s legal, compliance, regulatory affairs and quality assurance groups. Before joining the Company in June 2014, Ms. Studer was General Counsel of Blue Health Intelligence, a healthcare data and analytics company. Prior to that, from June 2011 to October 2012, Ms. Studer served as General Counsel of Allscripts Healthcare Solutions, a publicly traded healthcare IT company. From December 2002 to June 2011, Ms. Studer held various leadership positions at GE Healthcare, a medical technology company, including General Counsel of the GE Healthcare IT & Performance Solutions division. Ms. Studer has also held leadership roles in entrepreneurial organizations and with The Dow Chemical Company earlier in her career. Ms. Studer holds a bachelor’s degree in management from Purdue University and a J.D. from Columbia University School of Law.

Michael J. Williams, Ph.D. Dr. Williams has been Executive Vice President of IDEXX since July 2012, and oversees the Company’s international operations as well as the Livestock, Poultry and Dairy segment, and the Water and OPTI Medical Systems lines of business. He was Corporate Vice President of IDEXX VetLab® in-house diagnostics line of business from September 2006 to July 2012 and General Manager of that line of business from 2004 to 2012. Dr. Williams has also overseen the OPTI Medical Systems business since its acquisition in January 2007. Dr. Williams was Vice President and General Manager of the Company’s chemistry instruments and consumables business from 2003 to 2004. Prior to joining the Company in 2003, Dr. Williams was a healthcare strategy consultant at McKinsey & Company, a management consulting firm, from 1995 to 2002, and a senior research associate at the Scripps Research Institute, a non-profit research organization, from 1992 to 1995. Dr. Williams holds a bachelor’s degree in biochemistry from the University of Bristol, United Kingdom and a Ph.D. in biochemistry from the University of Oxford, United Kingdom.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This discussion explains the Company’s executive compensation program with respect to fiscal year 2014 for our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers (collectively, our “named executive officers”):

NAME	POSITION
Jonathan W. Ayers	Chairman, President and Chief Executive Officer
Brian P. McKeon	Executive Vice President and Chief Financial Officer
Jay Mazelsky	Executive Vice President
Johnny D. Powers, Ph.D.	Executive Vice President
Michael J. Williams, Ph.D.	Executive Vice President

This discussion should be read in conjunction with the other compensation information (including the Executive Compensation Tables) and the information regarding the Compensation Committee contained elsewhere in this Proxy Statement.

Executive Summary

We highlight below some of the key principles and objectives of our executive compensation program, as well as the compensation practices we have not implemented because we believe that they would not serve the long-term interests of our stockholders.

What We Do

✓	Align pay with our performance	Our executive compensation program is designed to align executive pay with our financial performance. For 2014, 75% of target total compensation for our named executive officers is in the form of annual performance-based cash bonuses and long-term equity incentives, the value of which is variable and directly tied to the Company’s performance. Determination of the annual performance-based cash bonus for each of our named executive officers is based on the achievement of Company-wide financial and non-financial goals selected as a measure of the Company’s overall performance.

✓	Strive to set executive compensation at the median of our peer group	We generally seek to set target total direct compensation of our CEO and the other named executive officers around the median level as compared to our peer group.

✓	Cap incentive awards	Performance-based cash bonuses are capped at 200% of target.

✓	Require our named executive officers to satisfy rigorous stock ownership guidelines	We maintain stock ownership guidelines that encourage our CEO and the other named executive officers to own meaningful amounts of Company stock and serve to align the interests of our executives and our stockholders.

✓	Maintain a clawback policy	Our compensation recoupment policy allows us to recover both incentive and equity compensation in certain circumstances.

✓	Hire an independent compensation consulting firm	Frederic W. Cook & Co. (FW Cook) provides independent compensation consultation to our Compensation Committee. The Committee verifies FW Cook’s independence on an annual basis.

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✓	Review our peer group annually	We review our designated proxy peer group on an annual basis to ensure that our compensation program is properly aligned with our market peers.

✓	Conduct an annual compensation program risk assessment	Our independent compensation consultant, FW Cook, conducts an annual assessment of our compensation programs to identify risk or potential for unintended consequences in the design of the Company’s compensation programs. FW Cook’s assessment has consistently concluded that there is a low risk that our compensation programs will have a material, adverse effect on the Company.

✓	Provide only modest perquisites	We provide limited benefits and perquisites to our named executive officers that are not otherwise made available to our other salaried employees.

What We Don’t Do

X	No Risky Compensation Programs	We engage in an annual independent risk assessment of our compensation plans and practices in order to minimize the creation of undue risk under our compensation programs.

X	No Employment Contracts other than with our CEO	Other than an employment agreement with our CEO and change in control agreements with some of our senior executives, we do not have employment contracts with our executives.

X	No Tax Gross-ups of perquisites	We do not administer tax gross-ups with respect to perquisites and benefits provided to our named executive officers, with the exception of standard tax gross-ups for expatriates.

X	No Short Sales, Derivative Transactions, or Hedging	Our executives are not permitted to engage in any transaction in which they may profit from short-term speculative swings in the value of our securities.

X	No Supplemental Executive Retirement Plan	Consistent with our philosophy of only providing modest perquisites to our executives, we do not have a Supplemental Executive Retirement Plan (SERP) in place for any of our executives.

We encourage you to read this Compensation Discussion and Analysis in its entirety, along with other information contained in this Proxy Statement regarding our Compensation Committee and executive compensation, for a detailed discussion and analysis of our executive compensation program and the 2014 compensation of the named executive officers.

Executive Compensation Philosophy

The Company’s executive compensation philosophy is to attract, motivate and retain talented executives who are aligned and passionate about the Company’s purpose: to be a great company that creates exceptional long-term value for our customers, employees and stockholders by enhancing the health and well-being of pets, people and livestock.

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In furtherance of this philosophy, our executive compensation program is based on a pay-for-performance philosophy designed to achieve three key objectives:

Attract, motivate and retain highly skilled executives;

Create alignment between management and stockholder interests by establishing a strong connection between compensation, stock ownership and creation of stockholder value; and

Reward executives for building a highly engaged, high-performance culture that aligns with our Company’s guiding principles of sustaining market leadership, exceeding the expectations of our customers, empowering and rewarding our employees, innovating with intelligence, cultivating entrepreneurial spirit and contributing to our communities.

The following principles guide us in setting total compensation levels for executives:

•	Compensation programs should be tied to the performance of the Company, as well as the executive’s contribution to the Company’s performance.

•	Compensation programs should offer an opportunity for greater variable compensation for exceptional performance, balanced by lower variable compensation when performance is less successful.

•	Compensation programs should support the attainment of the Company’s annual and long-term financial and strategic objectives.

•	In addition to achieving the three objectives above, target total compensation levels should take into account the Company’s proxy peer group and other applicable survey compensation data and incorporate best practices adopted in executive compensation programs of similarly-sized, publicly-traded companies with similar growth characteristics.

Elements of Executive Compensation Program

In support of our executive compensation philosophy and objectives, our executive compensation program consists of the following three key elements, which in total are targeted at the median of the market:

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Compensation Key Elements	Objective
Base salary	To provide a fixed amount of compensation which is positioned generally at the median of the competitive market for similar positions as well as individual skills, abilities and performance, which supports our compensation philosophy of attracting and retaining talented individuals.

Performance-Based Cash Bonus (at risk)	To motivate executives to achieve annual corporate financial goals as well as other annual senior executive team goals that strengthen the business and position the Company for longer term performance. Target bonus percentages are positioned at the 75th percentile of the competitive market for similar positions.

Equity-Based Long-Term Incentives (at risk)	To motivate long-term performance and align the interests of management and stockholders, which supports our compensation philosophy of rewarding long-term performance and sustained stockholder value creation in a way that attracts and retains talented executives. In general, long-term incentive opportunities are targeted so that when combined with salary and target bonus opportunity, total direct compensation is approximately at the median of the market.

For senior executives, including the named executive officers, the Company believes that variable compensation, such as performance-based cash bonuses and equity-based compensation, should be a higher percentage of total compensation than for other employees. The Company believes that variable compensation relates most directly to the creation of stockholder value over time by providing strong incentives to achieve strategic and financial objectives, as well as serving as a form of compensation that will motivate and retain executives. In general, the total direct compensation mix for our Chief Executive Officer and our named executive officers is as follows:

Components of CEO 2014	Components of Other NEO’s 2014 Pay (Average)

The Company does not maintain post-retirement benefit plans for executives and offers limited benefits or perquisites to executives that are not available on the same terms to other salaried employees of the Company. Generally, other than change in control agreements, the Company does not enter into employment agreements with executives, with the exception of the Company’s Chief Executive Officer. For a description of the material terms of the employment agreement with our Chief Executive Officer and the change in control agreements with certain of our executives, see the discussion under the heading “Change in Control Agreements” and under the heading “Potential Payments Upon Termination or Change in Control” located elsewhere in this Proxy Statement.

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In making decisions with respect to the elements of an executive’s compensation, the Compensation Committee also considers the total compensation that may be awarded to the executive, including base salary, annual performance-based cash bonus and long-term equity incentive compensation. The Compensation Committee’s goal is to award compensation that is aligned with the Company’s compensation philosophy and objectives when all the elements of the compensation program are considered individually and in total.

2014 “Say on Pay” Advisory Vote on Executive Compensation

At our 2014 annual meeting, our stockholders voted 99.01% (represented by 42,181,727 votes) in favor of approving the compensation of our named executive officers and 0.99% (represented by 421,462 votes) against. In making compensation determinations for fiscal year 2014, our Compensation Committee considered the results of this advisory vote and concluded that the compensation paid to our named executive officers and the Company’s overall pay practices are strongly supported by our stockholders.

Competitive Benchmarking of Compensation

The Compensation Committee believes that market data is essential to determining compensation targets and the actual awards for executive officers in an effort to attract and retain highly talented senior executives. Market data is used to assess the competitiveness of the Company’s compensation packages relative to similar companies and to ensure that the Company’s compensation program is consistent with its compensation philosophy. The Compensation Committee’s objective is to provide executives with target total direct compensation that is generally aligned with the market median.

On an annual basis, the Compensation Committee engages Frederic W. Cook & Co. (“FW Cook”), an independent executive compensation consulting firm, to conduct a market benchmarking study for our senior executives, including the named executive officers. FW Cook does not provide any services to management and has received no compensation from the Company, other than for the services to the Compensation Committee. For more information regarding the Compensation Committee’s engagement of FW Cook, see the discussion under the heading “Corporate Governance – Committees of the Board – Compensation Committee – Use of Compensation Consultants” located elsewhere in this Proxy Statement.

The Company’s executive compensation program is benchmarked against a group of twenty medical device, technology and health care services companies that are similar to the Company in size as measured by revenues, net income, market capitalization, price to earnings multiple and number of employees. In February 2014, when the Compensation Committee set 2014 base salaries and made 2014 equity awards, the companies in the market competitive analysis included the following firms.

IDEXX Proxy Peer Group
Alere, Inc.	Hologic
Align Technology	ResMed Inc.
Bio-Rad Laboratories Inc.	Sirona Dental Systems, Inc.
Charles River Labs International, Inc	Stericycle Inc
Cooper Companies Inc.	STERIS Corporation
C.R. Bard	Teleflex
DENTSPLY International Inc.	Varian Medical Systems
Edwards Lifesciences Corporation	VCA Antech Inc.
Haemonetics Corporation	Waters Corporation
Hill-Rom	West Pharmaceutical Services

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This peer group did not change significantly from the peer group that the Compensation Committee referenced when it determined 2013 compensation, other than the removal of Gen-Probe due to an acquisition and the addition of Align Technology in December 2013.

Certain information regarding the size and value of the peer group companies relative to the Company is set forth below.

Peer Group Comparisons*

($ in Millions)

	Revenue (1)	Market Capitalization (2)	Net Income (1)(3)	P/E Ratio	Employees (4)
Peer Group 75th Percentile	$2,458	$8,105	$328	30.3	11,175
Peer Group Median	1,844	4,632	159	26.8	7,300
Peer Group 25th Percentile	1,537	3,552	107	21.4	5,878
IDEXX Laboratories, Inc.	1,488	6,838	199	34.3	5,700

*	All data in this table, including with respect to the Company, was compiled by FW Cook from Standard & Poor’s Compustat database.

(1)	Most recently reported four quarters available as of October 31, 2014.

(2)	As of October 31, 2014.

(3)	Excludes extraordinary items.

(4)	Fiscal year employee number based upon the most recently filed 10-K financial statement.

The composition of the peer group is based on recommendations by FW Cook and is reassessed annually, and the Compensation Committee approves all changes to the group. We supplement the peer group data with national survey data gathered from the Towers Watson General Industry and the Radford Global Life Sciences surveys. The survey data is blended to recognize the manufacturing aspects of our business and the fact that many companies in the Radford Life Sciences Survey have different business models.

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Compensation Policies and Agreements

The following table summarizes certain policies and agreements utilized by the Company in connection with its executive compensation program.

Policy/Agreement	Summary
Executive Stock Ownership and Retention

The Company maintains stock ownership guidelines intended to ensure that the interests of executives are economically aligned with those of our stockholders. These guidelines establish target levels of ownership of the Company’s Common Stock that is calculated based on a multiple of the annual base salary of each of the executive officers. This target level determines whether the executive officer must retain additional stock acquired upon the vesting and release of restricted stock units (“RSUs”) or the exercise of options, as described in greater detail below.

In 2014, the Compensation Committee amended these guidelines to, among other things, increase the target ownership level applicable to the Chief Executive Officer and the Executive Vice Presidents. As amended, the target level for each of our executive officers is based on the following multiples of his or her annual base salary:

•    Chief Executive Officer – a multiple of 6 times annual base salary (increased in 2014 from a multiple of 3 times annual base salary);

•    Executive Vice Presidents – a multiple of 3 times annual base salary (increased in 2014 from a multiple of 2 times annual base salary); and

•    Corporate Officers – 1 times annual base salary (unchanged in 2014).

The Compensation Committee believes that the higher target multiples applicable to the Chief Executive Officer and our Executive Vice Presidents are appropriate given the greater relative scope of responsibilities relating to long-term stockholder value creation associated with those positions.

The guidelines provide that unless and until the value of the Company’s Common Stock held by an executive officer equals or exceeds his or her target level at the end of a calendar year, this executive officer must retain:

•    at least 75% of the Company’s Common Stock received upon the exercise of options or the vesting and release of RSUs or DSUs during the following year, after payment or withholding of any applicable exercise price and taxes; and

•    all other shares of the Company’s Common Stock held by the executive officer.

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Policy/Agreement	Summary

The Company does not apply the value of stock options or unvested RSUs towards satisfying these guidelines, as the Compensation Committee believes that these guidelines are meant to encourage outright ownership of the Company’s stock. An executive officer is in compliance with these guidelines if the value of the shares of Common Stock held by the executive officer (including shares of Common Stock underlying vested DSUs and shares owned outright by, or held in trust for the benefit of, the executive or his or her immediate family members residing in the same household) equals or exceeds his or her target level at the end of the year, or if he or she has complied with the applicable retention requirements under the guidelines during the year. Each executive officer’s compliance with the guidelines is measured annually on December 31 and reviewed by the Compensation Committee.

The Compensation Committee determined that all executive officers were in compliance with the guidelines as of December 31, 2014.

Recovery of Incentive Compensation (Clawback Policy)	Under the Company’s Policy of Recovery of Incentive Compensation, or “clawback” policy, the Company may seek to recover certain annual performance-based incentive compensation granted to executive officers in the event the Company is required to restate its financial results for any of the three most recent fiscal years completed after March 3, 2010, other than a restatement due to changes in accounting principles or applicable law, as described below under the heading “Executive Bonus Recovery Policy.” In March 2014, the clawback policy was amended to include all incentive-based equity compensation granted after the date of the amendment.

Short Sales, Derivatives and Hedging	No employee of the Company may engage in short sales of Company securities, purchases or sales of puts, calls or other derivative securities based on Company securities; or purchases of financial instruments that are designed to hedge or offset any decrease in the market value of Company securities.

CEO Employment Agreement	Our Chief Executive Officer has an employment agreement that stipulates severance terms if he were to be terminated by the Company other than for cause. Cause is defined in the employment agreement and generally covers willful material misconduct, gross negligence in performance of duties, or a breach of our invention, non-disclosure, or non-compete agreements.

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Policy/Agreement	Summary
Change in Control Agreements

Each of the named executive officers and certain other executive officers has a change in control agreement with the Company. The purpose of these agreements is to ensure that these executives act in the best interest of stockholders before, during and after any change in control transaction by providing them with security in the event their employment is terminated or materially changed following a change in control. The agreements generally provide a lump sum payment of salary and bonus and require the Company to pay benefits for two years following a qualifying termination (or three years in the case of the Chief Executive Officer). The Compensation Committee believes these terms are reasonable and consistent with market practice.

The change in control agreements renew annually unless the Company provides notice of its intent not to renew. The Compensation Committee periodically reviews the change in control agreements and obtains updated industry benchmarking advice from FW Cook to assist in determining whether any modifications to the agreements are necessary or whether the Company should permit renewal.

Determination of Executive Compensation

The Compensation Committee determines the compensation of the Chief Executive Officer and, in consultation with the Chief Executive Officer, approves the compensation for each of the other named executive officers. The Chief Executive Officer does not participate in the Compensation Committee’s deliberations or decisions with regard to his compensation. All four Compensation Committee members are independent directors of the Company. The Compensation Committee reviews, at least annually, the base salary, annual cash performance-based bonus, long-term equity awards and other material benefits, direct and indirect, of the named executive officers. These responsibilities are identified in the Compensation Committee charter.

In making compensation determinations with respect to the named executive officers, the Compensation Committee gives primary consideration to the named executive officer’s impact on the Company’s results and scope of responsibility, in addition to past accomplishments, prior experience and other factors, including data on prevailing compensation levels. Considerable weight is also given to the Chief Executive Officer’s evaluation of the other named executive officers because of his direct knowledge of each named executive officer’s performance, responsibilities and contributions. For each named executive officer, the Compensation Committee determines each component of compensation based on the Company’s overall achievement of its financial and non-financial performance goals.

Base Salary

Base salary levels are reviewed and approved by the Compensation Committee annually, typically in the first fiscal quarter, as part of the Company’s compensation planning process. The Compensation Committee targets base salary toward the median for the peer group proxy data and survey compensation data. Individual executive base salary levels may vary on either side of the median when factoring in the Company’s overall financial performance and an individual’s strengths, level and scope of responsibilities, skills, experience, past performance and potential.

For detail regarding the base salary paid to each of our named executive officers for fiscal year 2014, see the discussion below under the heading “2014 Executive Compensation Determinations.”

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Annual Performance-Based Cash Bonus

Bonuses for the Chief Executive Officer and the other named executive officers are paid pursuant to the Company’s Senior Executive Team Incentive Plan (the “SET Incentive Plan”). Each named executive officer has a target annual performance-based cash bonus opportunity, which is based on a percentage of the executive’s base salary, with a maximum payout of 200% of the target. These target percentages are intended to provide an appropriate mix of fixed and variable compensation and to maintain an appropriate weighting of annual versus longer-term incentives consistent with the Company’s compensation philosophy. For fiscal year 2014, the target cash performance bonuses for our named executive officers were as follows:

Position	Target Cash Performance Bonus (% of Base Salary)
Chief Executive Officer	125%
Chief Financial Officer	75%
Other Named Executive Officers	70%

As depicted in the following table, the annual performance-based cash bonus paid pursuant to the SET Incentive Plan is calculated using two equally weighted factors: (i) the Company’s financial performance measured against specific metrics selected by the Compensation Committee, and (ii) achievement of non-financial performance goals focused on strengthening and positioning the Company for sustained future growth and profitability:

Financial and non-financial performance goals are established annually.

For the financial performance goals in 2014, the SET Incentive Plan included three equally-weighted factors: organic revenue growth, operating profit, and earnings per share, as depicted below:

Each of the three Company financial performance metrics that comprise the financial performance factor is subject to a rating calculated on a sliding scale, ranging from 50% to 180%, using the approved budget goal as 100% of target payout.

The non-financial performance factor is determined by the Compensation Committee against annual goals approved by the Board of Directors. The establishment of these goals is intended to support the achievement of near-term performance of the Company’s long-term business objectives. The 2014 non-financial goals covered the following objectives: (i) implementation of certain commercial strategies,

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including the completion of the transition to an all-direct sales model in the U.S., development of the international commercial organization, and achievement of global instrument placement goals; (ii) development and launch of certain products, such as the introduction of our SNAP Pro™ Mobile Device and Catalyst One™ Chemistry Analyzer; (iii) hiring and development of key leadership talent; (iv) achievement of specific product development and key operational milestones; and (v) advancement of employee engagement and related talent initiatives.

For detail regarding the calculation of SET Incentive Plan performance-based cash bonuses paid to each of our named executive officers for fiscal year 2014, see the discussion below under the heading “2014 Executive Compensation Determinations.”

The mechanics of the SET Incentive Plan informed the Compensation Committee’s exercise of its “negative discretion” in reducing the maximum cash performance bonus amount payable to our named executive officers under our 2014 Incentive Compensation Plan (the “2014 Plan”), as described below under the heading “2014 Executive Compensation Determinations – Annual Performance-Based Cash Bonus.”

Long-Term Equity Incentive Compensation

The Company believes that granting equity-based awards provides a strong financial incentive to maximize stockholder returns over the long term. The Company also believes that the practice of granting equity-based awards is important in recruiting and retaining the key talent necessary to ensure the Company’s continued success. The following table summarizes the key aspects of the Company’s equity compensation awards:

Aspect of Equity Awards	Description
Types of Equity Awards Granted

The Company’s equity awards may include:

•    annual equity awards to qualifying employees; and

•    equity hiring awards granted to attract highly talented individuals to the Company; and

•    special awards granted from time to time to executive officers in connection with a promotion or other special circumstance.

Mix of Equity Incentive Compensation	Annual equity awards may consist of stock options, RSUs or a combination of both. Executive officers generally receive 75% of their equity award value in the form of stock options and 25% of their award value in the form of restricted stock units (“RSUs”). Because stock options have value only to the extent the Company’s stock price increases in comparison to the stock price on the date of the grant, and generally vest ratably over five years with seven to ten year terms, they directly reward creation of long-term stockholder value after the grant date. RSUs vary in value depending on the stock price of our Common Stock prior to vesting, but generally will have some value in the long term, which encourages retention and rewards the creation of stockholder value over time. Given the different risk/reward characteristics of these two types of awards and our executive compensation philosophy, the Compensation Committee believes that the equity awards granted to executives should have a greater proportion of stock options relative to RSUs. Executives have the most direct impact on Company performance and should bear the highest risk, and realize the highest potential reward, associated with that performance.

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Aspect of Equity Awards	Description
Vesting and Expiration	All equity awards generally have a five-year vesting schedule. The Compensation Committee believes that a five-year vesting schedule for both options and RSUs, which is longer than typical market practice, further aligns the interests of our executives with the long-term interest of stockholders while also providing a retention benefit for the Company. Depending on the grant date, stock option awards expire on the seventh or tenth anniversary of their grant date. Annual stock option awards granted between 2006 and the date of our 2013 annual meeting generally expire on the day immediately prior to the seventh anniversary of their grant date. Annual stock option awards granted following our 2013 annual meeting generally expire on the day immediately prior to the tenth anniversary of their grant date.

Equity Hiring Awards	Hiring awards are granted in certain cases in order to attract highly talented individuals to the Company. Hiring awards typically consist of RSUs, but may also include a combination of RSUs and stock options. Generally, hiring awards for newly-hired executive officers are granted on one of four established grant dates annually, and vest proportionally in annual increments over a five-year period.

Special Awards	From time to time, special awards of stock options, RSUs, or a combination of both, may be made to executive officers, in connection with a promotion or other special circumstance. The vesting and exercisability terms of such special awards are determined by the Compensation Committee at the time of grant.

Equity Grant Procedures

The Board of Directors has adopted an equity award granting process that determines when and how equity awards are granted by the Compensation Committee. This methodology provides for fixed award dates that occur outside the quarterly quiet periods during which the Company’s executive officers and Directors are precluded from trading in the Company’s securities. Most equity awards, including all annual awards to named executive officers, are made on February 14 of each year, which shortly follows the February Compensation Committee meeting at which prior year performance-based cash bonuses and current year salary determinations are made, as well as the Company’s earnings announcement for the fourth quarter of the prior year. All equity awards to our named executive officers require the approval of the Compensation Committee.

The exercise price of all stock options granted by the Compensation Committee generally equals the closing sale price of the Common Stock on the date of grant and in any case will not be less than such price. The number of stock options granted is determined based on the Black-Scholes value of an option with respect to our Common Stock on the applicable grant date. The number of RSUs granted is determined based on the closing price of our Common Stock on the applicable grant date.

Equity grants are typically authorized by the Compensation Committee, but for certain new hire equity awards such authority may delegated to the Chief Executive Officer. In determining the size of equity awards to each named executive officer, the Compensation Committee begins with a competitive

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assessment based upon the proxy peer group and market data. The determination of the equity award is based on the responsibilities of each named executive officer’s position and, relative to cash compensation, is intended to support the Company’s philosophy that variable pay should constitute a significant portion of total compensation. The size of annual award value is determined based on the executive’s job scope, long-term leadership potential, the size of prior awards, total compensation relative to median total compensation for market comparable positions, and the impact of the equity award values in total on stockholder dilution and stockholder value transfer in relation to the average of such totals for the proxy peer group.

For detail regarding the long-term equity incentive compensation granted to each of our named executive officers for fiscal year 2014, see the discussion under the heading “2014 Executive Compensation Determinations.”

Benefits and Perquisites

The Company provides benefits to its salaried employees, including the named executive officers, and these benefits include health care coverage and life and disability insurance. In addition, the Company offers all full-time employees of the Company and its domestic subsidiaries that have been employed for at least one month an opportunity to participate in our 1997 Employee Stock Purchase Plan, pursuant to which such employees can purchase shares of Common Stock through payroll deductions.

In 2014, the only benefits available exclusively to executive officers were Company-funded, elective supplemental disability coverage and annual executive physical exams and wellness coaching, which have a combined value of under $10,000 per executive. The supplemental disability coverage is provided for additional financial security in the case of disability. Annual physical exams and wellness coaching are provided because the health of the Company’s executive officers is critical to their performance. In addition, in 2014 the Company reimbursed the Chief Executive Officer for tax return preparation and planning services in an amount that did not exceed $6,000. Tax preparation and planning services was extended to executive officers for fiscal year 2015, with an annual maximum of $6,000. The tax preparation and planning service is provided to the Chief Executive Officer and executive officers to maximize the amount of time that they are able to spend on Company business rather than personal financial matters. We do not gross up executives to compensate for any taxes due on the value of these perquisites and benefits, with the exception of executives on expatriate assignments, as detailed below.

In 2013, in furtherance of our goals to expand the Company’s international footprint, the Company requested that Dr. Williams and his family relocate to the Netherlands office on an expatriate assignment. As a result of this expatriate assignment, Dr. Williams received certain allowances in 2014 that are consistent with allowances typically afforded by the Company to expatriate employees and their families, such as housing, tuition and car allowances. The Company also provided tax equalization benefits to Dr. Williams due to increased taxes and imputed income from his overseas assignment, including gross-ups of such amounts, which is also consistent with the Company’s common practice for expatriates.

Deductibility of Annual, Performance-Based Bonus Under Section 162(m)

The Compensation Committee believes it is in the best interest of the Company and its stockholders for the Company to provide an annual, performance-based cash bonus to executive officers that preserves the flexibility to grant awards intended to be deductible by the Company for federal income tax purposes. Section 162(m) of the Code disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and three other officers (other than the Chief Financial Officer) whose compensation is required to be reported to our stockholders pursuant to the 1934 Act. Pursuant to Section 162(m), certain “qualified performance-based compensation” that is approved by our stockholders and otherwise satisfies the requirements of Section 162(m) is not subject to the deduction limit. In 2014, the Board of Directors adopted and the

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stockholders approved the 2014 Plan, under which applicable annual bonus awards may be (but are not required to be) granted with the intent to make the award exempt from the deduction limit established by Section 162(m) by reason of constituting “performance-based compensation.” However, the rules and regulations relating to Section 162(m) are complicated and may change from time to time, sometimes impacting prior awards. There can therefore be no guarantee that any annual bonus award will in fact qualify as “qualified performance-based compensation” within the meaning of Section 162(m). In addition, the Compensation Committee reserves the flexibility to grant cash bonus awards that would not qualify as performance-based compensation if the Compensation Committee determines it is appropriate to do so. Under the terms of the 2014 Plan, certain of the Company’s senior executive officers selected by the Compensation Committee have the opportunity to earn annual, performance-based bonuses. For information regarding the performance-based bonuses awarded with respect to fiscal year 2014, see the discussion under the heading “2014 Executive Compensation Determinations.”

In February 2015, the Compensation Committee selected each of the named executive officers as participants in the 2014 Plan for the 2015 fiscal year. For fiscal year 2015, the Compensation Committee established operating income as the performance goal applicable to the participants in the 2014 Plan and fixed the maximum amount payable to Mr. Ayers for fiscal year 2015 as 1.5% of operating income, and fixed the maximum amount payable to each of the other named executive officers for fiscal year 2015 as 0.75% of operating income, subject in each case to the limitations under the 2014 Plan. For purposes of calculating these maximum amounts, operating income will be adjusted to eliminate the effects of differences between actual foreign currency exchange rates in 2015 and currency exchange rates budgeted for 2015, and to eliminate the effects of discrete items such as acquisition- and litigation-related expenses and restructuring charges. In the event that the Company achieves positive operating income (adjusted as described in the preceding sentence) for fiscal year 2015, the Compensation Committee intends to exercise its “negative discretion,” as permitted under Section 162(m), to determine the actual annual, performance-based cash bonus under the 2014 Plan for each participant in the 2014 Plan, using the guidelines and performance criteria set forth in the SET Incentive Plan described above. If the Company does not achieve positive operating income (adjusted as described in the preceding sentence) for fiscal year 2015, the selected participants will not be eligible to receive an annual, performance-based cash bonus for fiscal year 2015 under the 2014 Plan.

2014 Executive Compensation Determinations

The following is a discussion of the determinations of base salary, annual performance-based cash bonus and long-term equity awards for the named executive officers for fiscal year 2014 and the specific factors considered in making such determinations.

Compensation for Fiscal 2014 Performance Table

The table below provides an overview of total direct compensation paid to our named executive officers for fiscal year 2014, including a breakdown of each of the three key elements of total direct compensation and with respect to performance based cash bonus comparing the 2014 target against the actual amount of compensation.

		Performance Based Cash Bonus		Long Term Incentives		Total Direct Compensation
	Base Pay	Target	Actual	Actual (1)		Actual
Jonathan W. Ayers	$800,000	$1,000,000	$1,310,000	$2,198,557		$4,308,557
Brian P. McKeon	$500,000	$375,000	$492,000	$899,509	(2)	$1,891,509
Jay Mazelsky	$420,000	$294,000	$386,000	$499,686		$1,305,686
Johnny D. Powers, Ph.D.	$420,000	$294,000	$386,000	$499,686		$1,305,686
Michael J. Williams, Ph.D.	$420,000	$294,000	$386,000	$499,686		$1,305,686

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(1)	Represents actual grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	Does not include a new hire equity award granted to Mr. McKeon on January 1, 2014 consisting of stock options and RSUs with an aggregate grant value of approximately $1,500,000.

2014 Base Salary

Mr. Ayers’s 2014 base salary was $800,000, which is the same base salary paid to Mr. Ayers in 2013.

The Compensation Committee approved base salary increases of 5% in 2014 for each of the other named executive officers (other than Mr. McKeon) to more closely align the base salaries to the median of the proxy peer group and market survey data for the position. Mr. McKeon’s 2014 base salary was not increased because he was ineligible for a base salary increase in 2014 due to his January 1, 2014 hire date.

2014 Annual Performance-Based Cash Bonus

The maximum annual, performance-based cash bonus payable to Mr. Ayers under the 2014 Plan for fiscal year 2014 was 1.5% of the Company’s operating income for such period, subject to a maximum bonus of 250% of Mr. Ayers’s annual base salary for 2014. The maximum annual, performance-based cash bonus payable to each of the other named executive officers under the 2014 Plan for fiscal year 2014 was 0.75% of the Company’s operating income for such period, subject, in the case of Mr. McKeon, to an overall maximum bonus of 150% of Mr. McKeon’s annual base salary for 2014 and, in the case of Mr. Mazelsky, Dr. Powers, and Dr. Williams, to an overall maximum bonus of 140% of such named executive officer’s annual base salary for 2014. In February 2015, the Compensation Committee certified that 1.5% of the Company’s operating income for fiscal year 2014, as adjusted, equaled $4,558,000 and that 0.75% of the Company’s operating income for fiscal year 2014, as adjusted, equaled $2,279,000. The Compensation Committee then exercised its “negative discretion” to calculate the actual annual performance-based cash bonuses awarded to each of the named executive officers for performance during 2014, as described below.

As described above under the heading “Determination of Executive Compensation – Annual Performance-Based Cash Bonus,” pursuant to the SET Incentive Plan parameters for 2014, 50% of the annual performance-based cash bonus for the named executive officers is based on an equal weighting of three financial metrics selected by the Compensation Committee and 50% is based on the achievement of non-financial performance goals approved by the Board of Directors.

The Company’s performance versus adjusted budget with respect to each financial metric selected by the Compensation Committee for the SET Incentive Plan for 2014, and the resulting calculation of the financial performance factor, is illustrated in the table below:

	2014 Actual	2014 Adjusted Budget	Variance to Adjusted Budget	Payout Rating (1)	Weighting	Weighted Average Percentage
Organic Revenue Growth (2)	8%	7%(3)	1%	120%	33%	40%
Operating Profit	$260.3	$256.7(3)	$3.6	109%	33%	36%
Earnings per Share (Diluted)	$3.58	$3.41(3)	$0.17	134%	33%	44%
2014 Financial Performance Factor (%)						120%

(1)	Achievement of the Company’s approved budget for each of the financial metrics equates to 100% payout, with separate pre-defined performance scales for each financial metric resulting in an increase or decrease in the percentage payout.
(2)

Organic revenue growth is not a measure defined by generally accepted accounting principles in the United States of America (“GAAP”), otherwise referred to herein as a non-GAAP financial measure. In calculating organic revenue growth, we exclude the

2015 PROXY STATEMENT

effect of changes in foreign currency exchange rates because changes in foreign currency exchange rates are not under management’s control, are subject to volatility and can obscure underlying business trends. We also exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and therefore can also obscure underlying business trends.

(3)	In evaluating financial performance, the Compensation Committee reviewed the 2014 budget as adjusted to eliminate the effects of changes in foreign currency exchange rates during 2014, as compared to the rates assumed in the budget, as adjusted for the impact of transitioning to an all-direct sales strategy, which was not assumed in the budget, and as adjusted for the impact of Research & Development tax credits, which were not assumed in the budget. Additionally, the Compensation Committee reviewed the 2014 budget as adjusted for the impact of acquisitions and a non-recurring tax benefit related to the deferral of intercompany profits, which were not assumed in the budget.

With respect to the non-financial performance factor, the Compensation Committee considered exceptional performance with respect to the non-financial goals applicable to the SET Incentive Plan in determining the actual performance-based cash bonus amounts for 2014. The Compensation Committee determined an overall performance-based bonus factor for each of the named executive officers equal to 131% of target. The Compensation Committee believes this percentage is appropriate due to the Company’s strong performance in 2014 against the financial and non-financial performance goals described above. With respect to the named executive officers other than Mr. Ayers, the Compensation Committee also consulted with the Chief Executive Officer regarding his performance assessment of these named executive officers.

The following table provides greater detail regarding the performance-based cash bonus awarded to each named executive officer for the exceptional performance of the Company in fiscal year 2014:

Named Executive Officer	Target Bonus (as a % of Annual Base Salary)	Target Bonus ($)	Overall Performance- Based Bonus Factor (1)	Actual Performance- Based Cash Bonus (1)
Jonathan W. Ayers	125%	$1,000,000	131%	$1,310,000
Brian P. McKeon	75%	$375,000	131%	$492,000
Jay Mazelsky	70%	$294,000	131%	$386,000
Johnny D. Powers, Ph.D.	70%	$294,000	131%	$386,000
Michael J. Williams, Ph.D.	70%	$294,000	131%	$386,000

(1)	Determined based upon a combination of the three financial performance metrics (measured against budget) and non-financial performance ratings applicable to the SET Incentive Plan for fiscal year 2014.

2014 Long-Term Equity Incentive Awards

In February 2014, the Compensation Committee granted Mr. Ayers’s stock options and RSUs with an aggregate grant value of approximately $2,200,000. Although the Compensation Committee considered the peer group proxy and market data in making this equity award, the committee did not target any particular percentage of the median total direct compensation and determined the amount of the award in its subjective discretion.

In February 2014, the Compensation Committee granted stock options and RSUs with an aggregate grant value of approximately $900,000 to Mr. McKeon and $500,000 to each of Mr. Mazelsky, Dr. Powers and Dr. Williams. The amount awarded to Mr. McKeon in February 2014 was in addition to a new hire equity award granted to Mr. McKeon on January 1, 2014 consisting of stock options and RSUs with an aggregate grant value of approximately $1,500,000. In determining the size of equity awards granted to these named executive officers in 2014, the Compensation Committee reviewed compensation summaries for each named executive officer that summarized the value of outstanding vested and unvested stock options and vesting of RSUs and the cumulative value realized by the executives upon exercise of stock options and RSUs since commencement of employment. As with the determination of

2015 PROXY STATEMENT

Mr. Ayers’s equity award, the Compensation Committee considered the peer group proxy and market data in making these equity awards, but did not target any particular percentage of the median total direct compensation and determined the amounts of the awards in its subjective discretion.

The Compensation Committee also reviewed an analysis of the Company’s aggregate share usage and aggregate fair value of equity compensation awarded, relative to the Company’s prior levels and in relation to the peer group. The aggregate fair value of equity compensation awarded in 2014 was below the median of the latest year of peer group data and below the median for the average of the past three years. The Compensation Committee considered this information as well as Mr. Ayers’s advice and recommendation regarding the prospects for long-term contribution by each of the named executive officers, other than Mr.  Ayers, in making these 2014 equity awards.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement for the year ended December 31, 2014. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

By the Compensation Committee of the Board of Directors,

M. Anne Szostak, Chair Thomas Craig William T. End Robert J. Murray

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Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation earned during 2014, 2013 and 2012 by the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest-paid executive officers for the Company’s 2014 fiscal year.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation		Total Compensation
Jonathan W. Ayers (3) President and Chief Executive Officer	2014	$800,000	$—		$549,940	$1,648,617	$1,310,000	$16,709	(4)	$4,325,266
	2013	784,615	—		495,072	1,514,980	1,160,000	19,317		3,973,984
	2012	700,000	1,000,000		524,520	1,581,318	—	18,360		3,824,198
Brian P. McKeon (5) Executive Vice President, Chief Financial Officer and Treasurer	2014	$496,153	$—		$975,075	$1,424,465	$492,000	$18,164	(6)	$3,405,857
	2013	—	—		—	—	—	—		—
	2012	—	—		—	—	—	—		—
Jay Mazelsky (7) Executive Vice President	2014	$416,923	$—		$124,992	$374,694	$386,000	$16,073	(9)	$1,318,682
	2013	396,154	—		374,976	1,124,971	325,000	11,816		2,232,916
	2012	155,769	350,000	(8)	562,470	187,474	—	77,673		1,333,386
Johnny D. Powers, Ph.D. Executive Vice President	2014	$416,923	$—		$124,992	$374,694	$386,000	$13,311	(10)	$1,315,920
	2013	396,154	—		374,976	1,124,971	325,000	13,784		2,234,885
	2012	359,423	300,000		112,510	337,480	—	12,962		1,122,375
Michael J. Williams, Ph.D. Executive Vice President	2014	$416,923	$—		$124,992	$374,694	$386,000	$876,688	(11)	$2,179,297
	2013	396,154	$—		374,976	1,124,971	$325,000	$560,661		$2,781,762
	2012	358,654	300,000		112,510	337,480	—	25,854		1,134,498

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to our consolidated financial statements included in the 2014 Annual Report for the relevant assumptions used to determine the valuation of our stock awards and stock options.

(2)	Amounts shown reflect the named executive officer’s annual, performance-based cash bonus amounts under our SET Incentive Plan. See “Compensation Discussion and Analysis – Determination of Executive Compensation – Annual Performance-Based Cash Bonuses” above.

(3)	Reflects compensation Mr. Ayers received as an employee. Mr. Ayers received no additional compensation for his service as a Director.

(4)	Amount shown includes tax preparation fees, Company matching contributions under the Company’s 401(k) plan, and premiums paid on behalf of Mr. Ayers under the Company’s disability and life insurance plans.

(5)	Mr. McKeon became our Executive Vice President, Chief Executive Officer and Treasurer on January 1, 2014. Amounts included under Stock Awards and Option Awards include a new hire equity award of options and RSUs with an aggregate value in the amount of $1,500,000.

(6)	Amount shown includes Company matching contributions under the Company’s 401(k) plan, relocation, reimbursements for executive physicals and premiums paid on behalf of Mr. McKeon under the Company’s disability and life insurance plans.

(7)	Mr. Mazelsky first became a named executive officer in 2012. The 2012 salary set forth in this table for Mr. Mazelsky reflects a $375,000 annual salary prorated upon Mr. Mazelsky being hired as Executive Vice President in August 2012.

(8)	Includes a $50,000 sign on bonus.

(9)	Amount shown includes Company matching contributions under Company’s 401(k) plan, reimbursements for executive physicals and premiums paid on behalf of Mr. Mazelsky under the Company’s disability and life insurance plans.

(10)	Amount shown includes Company matching contributions under the Company’s 401(k) plan, reimbursements for executive physicals and premiums paid on behalf of Dr. Powers under the Company’s disability and life insurance plans.

(11)	Amount shown includes an aggregate of $864,763 relating to Dr. Williams’s international expatriate assignment in the Netherlands, consisting of: (a) $55,203 in cost of living adjustments; (b) $179,062 in other allowances and costs (including $11,934 relating to car allowance, $118,915 relating to housing and an aggregate of $48,213 relating to tuition and daycare and home leave expenses); and (c) $630,498 in tax equalization benefits and gross-ups. The remainder includes the Company matching under the Company’s 401(k) plan and premiums paid on behalf of Dr. Williams under the Company’s disability and life insurance plans.

2015 PROXY STATEMENT

2014 Grants of Plan-Based Awards

The following table sets forth each grant of an award made to the named executive officers during the Company’s 2014 fiscal year. All equity awards were made under the Company’s 2009 Stock Incentive Plan (the “2009 Plan”) described below.

Name	Grant Date	Action Date (1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)
			Target ($) (3)	Maximum ($) (4)	All Other Stock Awards: # of Shares of Stock/Units (5)(7)	All Other Option Awards: # of Securities Underlying Options (6)(7)	Exercise/ Base Price of Option Awards (1)	Grant Date Fair Value of Stock Option Awards (8)
Jonathan W. Ayers (9)	2/14/2014	2/11/2014			4,435			549,940
	2/14/2014	2/11/2014				45,341	124.00	1,648,617
			1,000,000	(4)
Brian P. McKeon	1/1/2014	10/9/2013			7,051			750,015
	1/1/2014	10/9/2013				23,618	106.37	750,016
	2/14/2014	2/11/2014			1,815			225,060
	2/14/2014	2/11/2014				18,549	124.00	674,449
			375,000	(4)
Michael J. Williams, PhD	2/14/2014	2/11/2014			1,008			124,992
	2/14/2014	2/11/2014				10,305	124.00	374,694
			294,000	(4)
Johnny D. Powers, PhD	2/14/2014	2/11/2014			1,008			124,992
	2/14/2014	2/11/2014				10,305	124.00	374,694
			294,000	(4)
Jonathan J. Mazelsky	2/14/2014	2/11/2014			1,008			124,992
	2/14/2014	2/11/2014				10,305	124.00	374,694
			294,000	(4)

(1)	On October 9, 2013 and February 11, 2014, the Compensation Committee approved the grant of the above stock options and RSUs to the named executive officers at the closing sale price of the Common Stock on the NASDAQ Global Select Market on January 1, 2014 and February 14, 2014, respectively.

(2)	The non-equity incentive plan awards reported under this caption represent the possible annual, performance-based cash bonus amounts under our SET Incentive Plan, the material terms of which are discussed under the heading “Compensation Discussion and Analysis – Determination of Executive Compensation – Annual Performance-Based Cash Bonuses” above. The actual award payments under the SET Incentive Plan, as determined by the Compensation Committee on February 10, 2015, are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The SET Incentive Plan does not provide for a threshold payout, and if minimum performance goals are not met, no annual performance-based cash bonus is earned under the plan.

(3)	Annual performance-based cash bonus amounts awarded under the SET Incentive Plan are determined by multiplying a target bonus, represented as a percentage of annual base salary, by a factor calculated by combining two equally weighted measures: (1) Company financial performance against budget with respect to pre-determined financial metrics, and (2) achievement of non-financial performance goals. For a discussion of the 2014 financial metrics and performance goals under the SET Incentive Plan, see “Compensation Discussion and Analysis – Determination of Executive Compensation – Annual Performance-Based Cash Bonuses” above. For 2014, Mr. Ayers had a target bonus of 125% of base salary, Mr. McKeon had a target bonus of 75% of base salary and each of Mr. Mazelsky, Dr. Powers and Dr. Williams had a target bonus of 70% of base salary. The “Target” amount set forth above represents an assumption that the financial and non-financial performance goal ratings for each of the named executive officers participating in the SET Incentive Plan is 100%.

(4)

The maximum annual performance-based cash bonus for fiscal year 2014 was determined under the 2014 Plan as a percentage of the Company’s consolidated operating income, determined in accordance with generally accepted accounting

2015 PROXY STATEMENT

principles in the U.S. and as reported in the Company’s audited financial statements, adjusted to eliminate the effects of foreign currency exchange rates and other discrete items. The maximum annual, performance-based cash bonus payable to Mr. Ayers under the 2014 Plan for fiscal year 2014 was 1.5% of the Company’s operating income for such period, subject to a maximum bonus of 250% of Mr. Ayers’s annual base salary for 2014. The maximum annual, performance-based cash bonus payable to each of the other named executive officers under the 2014 Plan for fiscal year 2014 was 0.75% of the Company’s operating income for such period, subject, in the case of Mr. McKeon, to an overall maximum bonus of 150% of Mr. McKeon’s annual base salary for 2014 and, in the case of Mr. Mazelsky, Dr. Powers, and Dr. Williams, to an overall maximum bonus of 140% of such named executive officer’s annual base salary for 2014.

(5)	Granted as RSUs that vest in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.

(6)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant.

(7)	Pursuant to the 2009 Plan, upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executive officers, is subject to the vesting provisions described below under the heading “Stock Incentive Plans.” Under the change in control agreements between the Company and each of its executive officers, vesting of options and RSUs held by each executive officer may accelerate in full in the event of a change in control of the Company followed by a qualifying termination of the executive officer’s employment, as described below under the heading “Change in Control Agreements.”

(8)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to our consolidated financial statements included in the 2014 Annual Report for the relevant assumptions used to determine the valuation of our stock awards and stock options.

(9)	In the event of termination of Mr. Ayers’s employment by the Company other than for cause (except following a change in control), his stock options and RSUs will continue to vest in accordance with their terms for two years. See “Employment Agreements” below.

In addition to the footnotes to the Summary Compensation Table and 2014 Grants of Plan-Based Awards table above, the following sections of this Proxy Statement further describe other material factors of the compensation and awards described in those tables. For a description of the material terms of Mr. Ayers’s employment agreement and the change in control agreements for each of the executive officers, see “Employment Agreements” and “Change in Control Agreements” below; for a description of the material terms of the 2009 Plan, see below under the heading “Stock Incentive Plans.” For an explanation of the amount of salary and bonus in proportion to total compensation, and a description of the criteria applied in determining grants of plan-based awards, see the “Compensation Discussion and Analysis” above.

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2014 Outstanding Equity Awards at Fiscal Year End

The table below sets forth information with respect to unexercised options and stock that has not vested for each of the named executive officers as of the end of the Company’s 2014 fiscal year.

		Option Awards (1)				Stock Awards (1)
Name	Grant Date (2)	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (3)	# of Shares/ Units of Stock Not Vested	Market Value of Shares or Units of Stock that have Not Vested (4)
Jonathan W. Ayers (5)	2/3/2005	28,512	—	28.6550	2/2/2015	—	—
	2/14/2008	58,245	—	56.9500	2/13/2015	—	—
	2/14/2009	52,089	—	34.3700	2/13/2016	—	—
	2/14/2010	64,000	16,000	53.3100	2/13/2017	—	—
	2/14/2010	—	—	—	—	1,600	237,232
	2/14/2011	156,000	104,000	77.5900	2/13/2018	—	—
	2/14/2011	—	—	—	—	2,400	355,848
	2/14/2012	24,000	36,000	87.4200	2/13/2019	—	—
	2/14/2012	—	—	—	—	3,600	533,772
	2/14/2013	11,400	45,600	91.6800	2/13/2020
	2/14/2013	—	—	—	—	4,320	640,526
	2/14/2014	—	45,341	124.0000	2/13/2024
	2/14/2014	—	—	—	—	4,435	657,577
Brian P. McKeon (6)	05/18/05	5,000	—	29.2700	5/17/2015	—	—
	02/14/09	4,527	—	34.3700	2/13/2016	—	—
	02/14/10	4,962	—	53.3100	2/13/2017	—	—
	02/14/11	3,301	—	77.5900	2/13/2018	—	—
	05/09/12	3,752	—	88.0900	5/8/2019	—	—
	05/08/13	4,395	—	87.3600	5/7/2023	—	—
	01/01/14	—	23,618	106.3700	12/31/2023	—	—
	01/01/14	—	—	—	—	7,051	1,045,452
	02/14/14	—	18,549	124.0000	2/13/2024
	02/14/14	—	—	—	—	1,815	269,110
Jay Mazelsky (7)	9/1/2012	1,672	4,007	95.0600	8/31/2019	—	—
	9/1/2012	—	—	—	—	3,549	526,210
	2/14/2013	2,822	11,286	91.6800	2/13/2020	—	—
	2/14/2013	—	—	—	—	1,090	161,614
	12/5/2013	4,901	19,600	104.0000	12/4/2023	—	—
	12/5/2013	—	—	—	—	1,923	285,123
	2/14/2014	—	10,305	124.0000	2/13/2024
	2/14/2014	—	—	—	—	1,008	149,456

2015 PROXY STATEMENT

		Option Awards (1)				Stock Awards (1)
Name	Grant Date (2)	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date (3)	# of Shares/ Units of Stock Not Vested	Market Value of Shares or Units of Stock that have Not Vested (4)
Johnny D. Powers, Ph.D.	2/14/2009	5,281	—	34.3700	2/13/2016	—	—
	2/14/2010	14,435	3,608	53.3100	2/13/2017	—	—
	2/14/2010	—	—	—	—	375	55,601
	2/14/2011	6,753	4,501	77.5900	2/13/2018	—	—
	2/14/2011	—	—	—	—	482	71,466
	6/1/2011	12,810	8,539	76.9800	5/31/2018	—	—
	6/1/2011	—	—	—	—	2,598	385,205
	2/14/2012	5,122	7,683	87.4200	2/13/2019	—	—
	2/14/2012	—	—	—	—	771	114,316
	2/14/2013	2,822	11,286	91.6800	2/13/2020	—	—
	2/14/2013	—	—	—	—	1,090	161,614
	12/5/2013	4,901	19,600	104.0000	12/4/2023	—	—
	12/5/2013	—	—	—	—	1,923	285,123
	2/14/2014	—	10,305	124.0000	2/13/2024
	2/14/2014	—	—	—	—	1,008	149,456
Michael J. Williams, Ph.D.	2/14/2009	4,150	—	34.3700	2/13/2016	—	—
	2/14/2010	3,834	3,834	53.3100	2/13/2017	—	—
	2/14/2010	—	—	—	—	398	59,011
	2/14/2011	7,203	4,801	77.5900	2/13/2018	—	—
	2/14/2011	—	—	—	—	515	76,359
	6/1/2011	12,810	8,539	76.9800	5/31/2018	—	—
	6/1/2011	—	—	—	—	2,598	385,205
	2/14/2012	5,122	7,683	87.4200	2/13/2019	—	—
	2/14/2012	—	—	—	—	771	114,316
	2/14/2013	2,822	11,286	91.6800	2/13/2020	—	—
	2/14/2013	—	—	—	—	1,090	161,614
	12/5/2013	4,901	19,600	104.0000	12/4/2023	—	—
	12/5/2013	—	—	—	—	1,923	285,123
	2/14/2014	—	10,305	124.0000	2/13/2024
	2/14/2014	—	—	—	—	1,008	149,456

(1)	Pursuant to the 2009 Plan and the 2003 Stock Incentive Plan (“2003 Plan”), upon a change in control of IDEXX, each outstanding stock option or RSU award held by all employees of IDEXX, including executive officers, is subject to the vesting provisions described below under the heading “Stock Incentive Plans.” Under the change in control agreements between the Company and each of its executive officers, vesting of options and RSUs held by each executive officer may accelerate in full in the event of a change in control of the Company followed by a qualifying termination of the executive officer’s employment. See “Change in Control Agreements” below.

(2)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant. RSUs vest in equal installments over a five-year period commencing on the first anniversary of the date of grant.

(3)	Options granted prior to 2006 expire on the day immediately prior to the tenth anniversary of the date of grant, options granted between 2006 and the date of our 2013 annual meeting expire on the day immediately prior to the seventh anniversary of the date of grant, and options granted after our 2013 annual meeting expire on the day immediately prior to the tenth anniversary of the date of grant.

(4)	Market value is determined by multiplying the number of shares by $148.27, the closing sale price of the Company’s Common Stock at December 31, 2014.

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(5)	In the event of termination of Mr. Ayers’s employment by the Company other than for cause except following a change in control, his stock options and RSUs will continue to vest in accordance with their terms for two years (see “Employment Agreements” below).

(6)	Mr. McKeon was granted awards prior to January 1, 2014 as a Director. All grants after January 1, 2014 were in connection with his hiring as Executive Vice President, Chief Financial Officer and Treasurer.

(7)	Mr. Mazelsky was granted these awards in connection with his hiring as Executive Vice President in July 2012.

2014 Option Exercises and Stock Vested

The table below sets forth information with respect to exercises of stock options and vesting of RSUs for the named executive officers during the 2014 fiscal year.

	Option Awards (1)		Stock Awards (2)
Name	# Shares Acquired on Exercise	Value Realized on Exercise	# Shares Acquired on Vesting	Value Realized on Vesting
Jonathan W. Ayers	189,599	$17,335,904	6,680	$823,320
Brian P. McKeon	7,734	708,699	—	—
Jay Mazelsky	1,000	52,170	1,938	252,119
Johnny D. Powers, Ph.D.	—	—	3,437	443,850
Michael J. Williams, Ph.D.	—	—	3,367	435,170

(1)	Reflects the gross number of shares acquired and value realized upon exercise by each executive officer, without reduction for shares that were used to pay the exercise price or to satisfy tax obligations.

(2)	Reflects the number of shares acquired and value of such shares upon vesting prior to the withholding of the following number of shares for each executive officer to satisfy such officer’s tax obligations: Ayers (3,330), Mazelsky (640), Powers (1,134) and Williams (1,113).

2014 Nonqualified Deferred Compensation

The table below sets forth information with respect to voluntary contributions, earnings and distributions for the named executive officers under our Executive Deferred Compensation Plan (the “Executive Plan”). Cash compensation voluntarily deferred by the executive under the Executive Plan is invested in a hypothetical investment account denominated as a number of deferred stock units (“DSUs”) equal to the compensation deferred into such account divided by the closing sale price of a share of our common stock on the date of the applicable deferral. Investment accounts are not subject to any interest or other investment returns or earnings, other than returns or earnings produced by fluctuations in the price of a share of IDEXX common stock affecting the value of the DSUs in the account. The DSUs are fully vested and non-forfeitable, since they represent compensation already earned and voluntarily deferred. Upon distribution, an officer receives a number of shares of our common stock equal to the number of DSUs in his or her account. An officer can elect to receive his or her distribution in either a lump sum amount or in a fixed schedule. However, except upon a change in control or in the event of the officer’s death or an “unforeseeable emergency” (as defined in the Executive Plan), an officer cannot receive shares of IDEXX common stock equal to the number of DSUs in his or her account sooner than one year following termination of his or her employment with the company for any reason. In the case of an executive who has been identified by the plan administrator as a “specified employee” with the meaning of Section 409A(a)(2)(B) of the Code, his or her distribution may not occur sooner than six months following his or her termination of employment. Upon a “change in control” of the Company (as defined in the Executive Plan), all benefits under the Executive Plan shall be distributed.

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Our Board of Directors approved the suspension of the Executive Plan in February 2013, and following the suspension, no officers could elect to participate in the Executive Plan. Suspension of the Executive Plan does not affect the investment accounts for officers who elected to participate in the Executive Plan prior to December 31, 2012, and distributions from such accounts will be made pursuant to the officer’s stated distribution election and the terms of the Executive Plan.

Name	Executive Contribution in 2014	Registrant Contributions in 2014	Aggregate Earnings Accrued in 2014 (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2014
Jonathan W. Ayers	$—	$—	$1,239,486	$—	$4,386,123	(2)
Brian P. McKeon	—	—	—	—	—
Jay Mazelsky	—	—	—	—	—
Johnny D. Powers, Ph.D.	—	—	—	—	—
Michael J. Williams, Ph.D.	—	—	272,141	—	963,014	(3)

(1)	Represents appreciation in the value of DSUs during 2014. No portion of the amounts reported in this column represent above-market or preferential interest or earnings accrued on the applicable plan and, accordingly, have not been included in a “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the 2014 Summary Compensation Table.

(2)	This amount represents the portions of bonuses earned by Mr. Ayers in 2003, 2004 and 2005 that he elected to defer under the Executive Plan, plus all earnings accrued thereon in subsequent years. The bonuses were payable (absent the deferral) in February 2004, 2005 and 2006, respectively, and represented compensation for 2003, 2004 and 2005 in the amounts of $273,000, $288,750 and $325,000, respectively, and as such those amounts were reported in the Summary Compensation Tables for those years.

(3)	This amount represents portions of Dr. Williams’s bonuses from years prior to becoming a named executive officer in 2009 that he elected to defer under the Executive Plan, plus all earnings accrued on those contributions.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2014:

	December 31, 2014
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,188,743	(2)	$80.1610	6,628,471	(3)
Equity compensation plans not approved by security holders	—		—	—

(1)	Only stock option awards were used in computing the weighted-average exercise price.

(2)	Consists of shares of common stock subject to outstanding options, restricted stock units and deferred stock units under the following compensation plans: 2003 Stock Incentive Plan (279,915 shares) and 2009 Stock incentive Plan (1,908,828 shares). Excludes 49,564 shares issuable under the Company’s 1997 Employee Stock Purchase Plan (the “1997 Plan”) in connection with the current and future offering periods. See Note 4 to the consolidated financial statements for the year ended December 31, 2014 included in our 2014 Annual Report for a description of our equity compensation plans.

(3)	Includes 6,578,907 shares available for issuance under the 2009 Plan. The 2009 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock unit awards and other stock unit awards. Also includes 49,564 shares issuable under the 1997 plan in connection with the current and future offering periods. No new grants may be made under the under the 2003 Stock Incentive Plan listed in footnote (2). See Note 4 to the consolidated financial statements for the year ended December 31, 2014 included in our 2014 Annual Report for a description of our equity compensation plans.

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2014 Incentive Compensation Plan

In 2014, the Board of Directors adopted the 2014 Incentive Compensation Plan (the “2014 Plan”), which was approved by the stockholders at our 2014 annual meeting. The purpose of the 2014 Plan is to assist the Company in retaining and motivating officers and other employees of the Company designated to participate in the 2014 Plan by providing incentive compensation that provides appropriate financial rewards for individual performance. The 2014 Plan is intended to provide flexibility to the Company to make annual incentive compensation payments to its Chief Executive Officer and the other executive officers that are not subject to the deduction limitations under Section 162(m). The Compensation Committee, which consists solely of “outside directors” for purposes of Section 162(m), administers the 2014 Plan. Individuals eligible to participate in the 2014 Plan are the officers or other employees of the Company or any of its subsidiaries who are designated by the Compensation Committee to participate in the 2014 Plan (“Participants”). The Compensation Committee may delegate some or all of its power and authority under the 2014 Plan to the Chief Executive Officer or other executive officer of the Company as the committee deems appropriate, provided that, with respect to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the committee’s judgment, is likely to be a covered employee at any time during the applicable performance period or during any period in which an award may be paid under the 2014 Plan following a performance period, only the Compensation Committee is permitted to (i) designate such person to participate in the 2014 Plan for such performance period, (ii) establish performance goals and awards under the 2014 Plan for such person, and (iii) certify the achievement of such performance goals.

Under the terms of the 2014 Plan, not later than the earlier of 90 days after the beginning of each performance period under the 2014 Plan and the expiration of 25% of the applicable performance period, the Compensation Committee will (i) designate one or more performance periods, which shall be one or more of the Company’s fiscal years or a portion of any fiscal year of the Company, as the committee may establish; (ii) determine the Participants for each performance period; (iii) establish one or more objective performance goals for each Participant or any group of Participants (or both) and specify any adjustments to such performance goals necessary to exclude the impact of unusual or non-recurring items and the cumulative effect of accounting changes for the performance period; and (iv) establish an award opportunity for each Participant or group of Participants, based upon the achievement of such performance goals. To the extent necessary for an award under the 2014 Plan to be “performance-based” under Section 162(m) of the Code and the regulations thereunder, performance goals established by the Compensation Committee must be based exclusively on one or more of the objective corporate-wide or subsidiary, division, operating unit or individual measures set forth in the 2014 Plan.

The 2014 Plan establishes a maximum award payment for each Participant under the plan of $5 million per performance period, and in the event that there are two or more performance periods during any calendar year, the maximum award payment under the plan is $10 million for such calendar year. The Compensation Committee retains the discretion under the 2014 Plan to reduce the amount of any payment with respect to any award that would otherwise be made to any Participant pursuant to the performance goals established in accordance the plan, and may exercise such “negative discretion” based on the extent to which any other performance goals are achieved, regardless of whether such performance goals are set forth in the 2014 Plan or are assessed on an objective or subjective basis.

Following the conclusion of each performance period and prior to the payment of any award under the 2014 Plan, the Compensation Committee will certify in writing that the performance goals for the applicable performance period and other material terms applicable to the award have been satisfied. The award amount shall be paid in (i) cash, (ii) Common Stock or stock units under the 2009 Plan or any successor equity plan of the Company, or (iii) a combination of (i) and (ii), in each case subject to such restrictions as the Compensation Committee shall determine. Payment to each Participant shall be made not later than the 15th day of the third month of the calendar year following the calendar year in which the

2015 PROXY STATEMENT

Participant’s right to payment ceased being subject to a substantial risk of forfeiture, unless payment is deferred in accordance with the requirements of Section 409A of the Code. All awards under the 2014 Plan are subject the Company’s Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements (as may be amended from time to time), and any successor or replacement policy, also known as a “clawback” policy, under which the Company can recover annual performance-based cash incentive compensation granted to executive officers on or after March 3, 2010.

In February 2014, the Compensation Committee designated the Company’s 2014 fiscal year as the relevant performance period under the 2014 Plan and certain senior executives (including all of the named executive officers) as Participants for that period. In February 2014, the committee also specified that the Company’s consolidated operating income, as adjusted to eliminate the effects of differences between actual foreign currency exchange rates in 2014 and currency exchange rates reflected in the 2014 budget approved by the Board of Directors and certain discrete items, would be the relevant performance goal for purposes of determining maximum amounts payable to the Participants for fiscal year 2014 under the 2014 Plan. As stated above, the amount of the incentive award actually paid to the Participants is determined by the Compensation Committee in its sole discretion based on such factors as it deems appropriate, provided that the actual award shall not exceed the maximum incentive award with respect to such participant. For information regarding the annual bonus paid to the named executive officers for fiscal year 2014, see above under the heading “Compensation Discussion and Analysis – 2014 Executive Compensation Determinations.”

Stock Incentive Plans

In February 2009, the Board of Directors adopted the 2009 Plan, which was originally approved by the stockholders at our 2009 annual meeting. At our 2013 annual meeting, the stockholders approved amendments to the 2009 Plan that, among other things, increased the number of authorized shares under the plan and extended the maximum term of stock options and stock appreciation rights under the plan from seven to ten years. Prior to the 2009 Plan, options and other equity awards were granted under the 2003 Stock Incentive Plan (the “2003 Plan”) and prior stock incentive plans, each of which were approved by our stockholders. The vesting, change in control, transferability and other relevant provisions for grants under the 2009 Plan are the same as for grants under the 2003 Plan.

Upon a “change in control” (as defined in the 2009 Plan), options and awards granted to all participants, including our executive officers and Directors, are subject to the following vesting provisions: 25% of the unvested options and awards vest and become exercisable, unless the successor company in a corporate transaction does not assume or substitute option awards, in which case all options granted under the 2009 Plan and the 2003 Plan become fully vested and exercisable. In addition, if an optionee is terminated by the successor company without cause within two years following a change in control, then all options held by such optionee become fully vested and exercisable.

In general, options granted under the 2009 Plan and 2003 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the grantee only while he or she is serving as an employee or Director of the Company or, except as described below, within three months after he or she ceases to serve as an employee or Director of the Company; provided, however, that the Board of Directors has the discretion to allow a grantee to designate a beneficiary to exercise the options upon the grantee’s death. If a grantee dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while serving as an employee or Director, or dies within three months after ceasing to serve as an employee or Director, options are exercisable within one year following the date of death or disability. Options granted to Directors since February 2010 are exercisable for two years following the date of retirement, provided the Director has served on the Board of Directors for at least five years. Options granted to employees since February 2010 are exercisable for two years following the date of retirement, provided the employee retires from the Company at or after age 60, and that the employee

2015 PROXY STATEMENT

has been an employee of the Company for at least ten years. Options granted prior to 2006 expire on the day immediately prior to the tenth anniversary of the date of grant, options granted between 2006 and the date of our 2013 annual meeting expire on the day immediately prior to the seventh anniversary of the date of grant, and options granted after our 2013 annual meeting expire on the day immediately prior to the tenth anniversary of the date of grant.

Executive Bonus Recovery Policy

Effective March 3, 2010, the Board of Directors adopted a Policy on Recovery of Incentive Compensation in Event of Certain Financial Restatements, also known as a “clawback policy,” that applies to annual performance-based cash incentive compensation granted to all officers of the Company subject to reporting under Section 16 of the 1934 Act on or after March 3, 2010. For purposes of the policy as originally adopted, “incentive compensation” meant bonuses and other cash incentive payouts, whether paid or unpaid, vested or unvested. In March 2014, the policy was amended to include stock options, restricted stock units, and other similar equity awards within the definition of “incentive compensation” subject to the policy.

Under the clawback policy, if the Company is required to restate its financial results for any of the three most recent fiscal years completed after March 3, 2010, other than a restatement due to changes in accounting principles or applicable law, and the Board of Directors or the Compensation Committee determines that an executive subject to the policy has received more incentive compensation for the relevant fiscal year than would have been paid had the incentive compensation been based on the restated financial results, the Board of Directors or Compensation Committee will take such action in its discretion that it determines appropriate to recover the incentive compensation that would not have been paid or awarded to the executive.

The clawback policy applies to an executive only if the Board of Directors or Compensation Committee determines that the executive has engaged in fraud or willful misconduct that caused or partially caused the restatement. The Board of Directors or Compensation Committee has the sole discretion to determine whether an executive has engaged in such conduct.

Potential Payments Upon Termination or Change-in-Control

Employment Agreements

In connection with the hiring of Mr. Ayers as president, Chief Executive Officer and Chairman of the Board of IDEXX in January of 2002, the Company entered into an employment agreement with Mr. Ayers. This employment agreement provides, among other things, that if the employment of Mr. Ayers is terminated at any time by the Company other than for cause (except within two years following a change in control), the Company will pay Mr. Ayers his base salary and continue to provide him with benefits (medical, dental and life insurance) for two years following such termination, and that his stock options will continue to vest in accordance with their terms during such two-year period. RSUs granted to Mr. Ayers will also continue to vest in accordance with their terms during such two-year period. Under the employment agreement with Mr. Ayers, “cause” is defined as willful, material misconduct, gross negligence in the performance of his duties or breach of either his invention and non-disclosure agreement or non-compete agreement with the Company. Mr. Ayers is also party to a change in control agreement (described below) pursuant to which, if the employment of Mr. Ayers is terminated by the Company other than for cause or by Mr. Ayers for good reason (each as defined in his change in control agreement) within two years following a change in control, he will receive the payments and benefits described below under the heading “Change in Control Agreements.” In connection with his hiring, Mr. Ayers also executed the Company’s standard non-compete agreement and invention and non-disclosure agreement, the terms of which are described below.

2015 PROXY STATEMENT

The following table describes potential payments to Mr. Ayers under the employment agreement described above, assuming he was terminated without cause on December 31, 2014 and not in connection with or after a change in control. The actual amounts to be paid out can only be determined in the event of and at the time of his actual termination.

Potential Termination Payments

Name	Salary (1)	Benefits (1)(2)	Continued Vesting of Equity Awards (3)	Total
Jonathan W. Ayers	$1,600,000	$39,825	$13,593,115	$15,232,940

(1)	Mr. Ayers’s salary and benefits will be paid by the Company. Salary and benefits are calculated by multiplying by two the annual salary and benefits in effect on December 31, 2014.

(2)	Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Ayers for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($28,761), and (b) premiums paid on behalf of Mr. Ayers under the Company’s accidental death and dismemberment, disability and life insurance plans ($11,064).

(3)	Mr. Ayers’s stock options and RSUs would continue to vest in accordance with their terms for two years following termination. This amount represents the intrinsic value of unvested stock options and RSUs as of December 31, 2014 that would continue to vest for two years following termination on December 31, 2014 using the closing sale price of the Company’s Common Stock as of December 31, 2014 to illustrate the potential value at termination.

Except as described above with respect to Mr. Ayers and the change in control agreements described below, the Company does not have any contracts, agreements, plans or arrangements with any other executive officers providing for the payment of severance or other benefits to such officers upon a termination of employment with the Company for any reason, other than arrangements that are generally available to all salaried employees.

Change in Control Agreements

In May 2013, the Company entered into new executive employment agreements (the “change in control agreements”) with certain of its officers, including each of the named executive officers, which superseded substantially similar change in control agreements previously entered into with such officers, except that the new agreements were revised with the intent to conform to current practices relating to Section 409A of the Code. The Company entered into a change of control agreement with Mr. McKeon in January 2014 in connection with his appointment as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The change in control agreements have an initial term that ended on September 30, 2014, and automatically renew for successive periods of one year with the first such renewal year beginning on October 1, 2014, unless the Company provides notice to the executive officer within 120 days prior to the renewal date indicating that the change in control agreement will not be renewed.

The change in control agreements for all of the named executive officers are identical except as described below. The change in control agreements provide for the Company to make certain payments and provide certain benefits to the named executive officers upon a qualifying termination of employment that follows a change in control of the Company, as described further below. For a further discussion of the Company’s reasons for having change in control agreements, refer to the discussion of change in control agreements under the heading “Compensation Discussion and Analysis” above.

2015 PROXY STATEMENT

The change in control agreements define a change in control of the Company as any of the following events (provided, in each case, that with respect to any payments or benefits subject to Section 409A of the Code, the following events must constitute a “change in control event” within the meaning of the applicable Treasury regulation):

•	The acquisition by any person of 35% or more of the shares of common stock or combined voting power of the Company’s outstanding securities;

•	A change in the composition of the Company’s Board of Directors over a 24-month period prior to such change such that a majority of the Board no longer consists of incumbent directors or directors nominated or elected by incumbent directors;

•	A reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a “business combination”), unless immediately following such business combination:

•	the stockholders of the Company immediately prior to such business combination own more than a majority of the outstanding shares of common stock and the combined voting power of the Company’s outstanding voting securities of the corporation resulting in the business combination in substantially the same proportion as their ownership immediately prior to the transaction,

•	no person owns 20% or more of the stock of the corporation resulting from the business combination, and

•	at least half of the members of the board of the corporation resulting from the business combination were members of the Board of Directors of the Company at the time of the agreement providing for such business combination;

•	Approval by the stockholders of a complete liquidation or dissolution of the Company or sale of substantially all of the assets of the Company.

For a period of two years following a change in control, the Company may not generally reduce an executive officer’s annual base salary or target bonus, or the aggregate benefits to which the executive officer is entitled under incentive plans and welfare benefit plans, below the level to which the executive officer was entitled prior to the change in control.

If the employment of an executive officer is terminated by the Company without “cause,” as defined below, or by the executive officer for “good reason,” as defined below, within the period of two years following a change in control, then the Company shall provide the following payments and benefits to the executive officer:

•	a prorated payment of the executive officer’s target bonus for the portion of the year of termination prior to the date of termination,

•	an amount equal to two times (or three times in the case of Mr. Ayers) the sum of the executive officer’s annual base salary plus the average bonus received by the executive officer for the three full fiscal years preceding the change in control,

•	the continuation of all benefits under welfare benefit, savings and retirement plans (including, without limitation, medical, dental and life insurance plans) for a period of two years (or three years in the case of Mr. Ayers) following the date of termination, and

2015 PROXY STATEMENT

•	any other amounts or benefits required to be paid to the executive officer under any plan, program, policy or practice or contract or agreement of the Company.

The Company will also reimburse the executive officer up to $12,500 per year (an aggregate of $25,000) for expenses incurred in connection with outplacement services and relocation costs in connection with obtaining new employment outside the State of Maine until the earlier of two years from termination of the executive officer’s employment or the date he or she secures full time employment.

Upon a change in control, each outstanding stock option, RSU or other equity award, each of which is referred to as an equity award, held by an executive officer shall become immediately exercisable or vested as to 25% of the number of shares as to which such equity award otherwise would not then be exercisable or vested. Following a termination of the executive officer’s employment within two years following a change in control by the Company, other than for cause or by the executive officer for good reason, all equity awards held by the executive officer shall become fully exercisable and vested. In addition, the 2009 Plan provides that all equity awards become fully vested and exercisable in the event a successor company in a corporate transaction does not assume or substitute the outstanding awards.

Under the change in control agreements, “cause” is defined as the willful failure of the executive to substantially perform the executive’s duties with the Company, or the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. Under the change in control agreements, “good reason” is defined as one or more of the following conditions arising without the consent of the executive officer:

•	any material reduction of the executive officer’s annual base salary,

•	any material reduction of the executive officer’s authority, duties or responsibilities,

•	any material reduction of the budget over which the executive officer has authority,

•	a material change in the geographic location at which the executive officer is employed, or

•	certain breaches by the Company of the agreement.

Under the change in control agreements with Mr. Ayers and Mr. McKeon, if the executive officer does not hold the same position with the entity surviving any change in control as such executive officer holds with the Company, then good reason will be deemed to exist. In addition, good reason will be deemed to exist under the change in control agreement with Mr. Ayers if there is a material diminution in the authority, duties, or responsibilities of the supervisor to whom Mr. Ayers reports, including a requirement that Mr. Ayers report to a corporate officer or employee instead of directly to the Board of Directors.

Any notice of termination for good reason must be given to the Company within 60 days of the initial existence of one or more of the conditions described above. The Company will then be entitled to a period of 30 days during which it may remedy the condition(s) and not be required to pay benefits under the change in control agreement.

Under the change in control agreements, there is no tax “gross-up” provision and the Company is not required to reimburse the executive officers for any tax liabilities resulting from payments received by them under their change in control agreements.

As a condition of receipt of any payments or benefits under the change in control agreements, the executive officers will be required to sign a customary release prepared by and provided by the Company and to abide by the provisions thereof. The release will contain a release and waiver of any claims the

2015 PROXY STATEMENT

executive or his or her representatives may have against the Company and its officers, Directors, affiliates and/or representatives, and will release those entities and persons from any liability for such claims including, but not limited to, all employment discrimination claims.

The change in control agreements do not supersede the standard non-compete agreements and invention and non-disclosure agreements between each executive officer and the Company. These non-compete agreements provide that for a period of two years after voluntary termination by the executive or termination by the Company with cause, the executive may not engage in any business enterprise that competes with the Company or recruit, solicit or induce any employee of the Company to terminate their employment with the Company. The invention and non-disclosure agreements include standard provisions that all developments made or conceived by the executive during his or her employment by the Company shall be the sole property of the Company and that the executive will not disclose or use for his or her own benefit or the benefit of others the Company’s proprietary information.

The following table describes potential payments to each of our named executive officers under the change in control agreements that were in effect as of December 31, 2014. The table assumes a change in control occurred and the officer’s employment was terminated by the Company without cause or by the officer for good reason on December 31, 2014. The actual amounts to be paid out can only be determined in the event of and at the time of a change in control and a qualifying termination of each executive officer.

Potential Change in Control Payments

Name	Salary (1)	Multiple of Average Bonus (1)	Pro-Rated Bonus (1)	Benefits (2)		Outplacement	Accelerated Vesting of Equity Awards (3)	Total
Jonathan W. Ayers	$2,400,000	$3,150,000	$1,000,000	$59,738	(4)	$25,000	$17,169,926	$23,804,664
Brian P. McKeon	1,000,000	750,000	375,000	32,863	(5)	25,000	2,754,340	4,937,203
Jay Mazelsky	840,000	650,000	294,000	40,149	(6)	25,000	3,092,085	4,941,234
Johnny D. Powers, Ph.D.	840,000	616,667	294,000	39,370	(7)	25,000	4,716,254	6,531,291
Michael J. Williams, Ph.D.	840,000	616,667	294,000	38,298	(8)	25,000	4,767,222	6,581,187

(1)	Amounts for Mr. Ayers are three times his salary and three times his average annual bonus for the prior three years. The amounts for all other executive officers represent two years of such payments. Salary and bonus payments shall generally be paid in a lump sum on the 90th day following the date of termination, provided that the executive has signed the required release and the statutory period during which the executive is entitled to revoke the release has expired on or before that 90th day. Benefits shall be paid by the Company over the period stated in note (2).

(2)	Benefits shall be paid by the Company over three years for Mr. Ayers and two years for all other executive officers.

(3)	Represents the intrinsic value of accelerated equity awards (stock options and RSUs), calculated based on the exercise price of the underlying awards and the closing sale price of the Company’s Common Stock as of December 31, 2014.

(4)	Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Ayers for a period of three years following termination, consisting of the following: (a) medical and dental coverage ($43,142), and (b) premiums paid on behalf of Mr. Ayers under the Company’s accidental death and dismemberment, disability and life insurance plans ($16,596).

(5)	Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. McKeon for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($27,761), and (b) premiums paid on behalf of Mr. McKeon under the Company’s accidental death and dismemberment, disability and life insurance plans ($5,102).

(6)	Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Mr. Mazelsky for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($28,761), and (b) premiums paid on behalf of Mr. Mazelsky under the Company’s accidental death and dismemberment, disability and life insurance plans ($11,388).

2015 PROXY STATEMENT

(7)	Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Dr. Powers for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($28,761), and (b) premiums paid on behalf of Dr. Powers under the Company’s accidental death and dismemberment, disability and life insurance plans ($10,609).

(8)	Amount shown represents the aggregate incremental cost to the Company to continue to provide benefits to Dr. Williams for a period of two years following termination, consisting of the following: (a) medical and dental coverage ($28,761), and (b) premiums paid on behalf of Dr. Williams under the Company’s accidental death and dismemberment, disability and life insurance plans ($9,537).

DIRECTOR COMPENSATION

The following describes compensation earned by our non-employee Directors during 2014. Directors who are employees receive no additional compensation for serving on the Board of Directors. Mr. Ayers is an employee of our Company and receives no additional compensation for serving on the Board of Directors. See above under the heading “Executive Compensation – Summary Compensation Table” for information about Mr. Ayers’s compensation.

Director Compensation

The table below sets forth compensation of the Company’s non-employee Directors for 2014. The compensation paid to our non-employee Directors is discussed in greater detail in the narrative description following the table below.

Name	Fees Earned Or Paid In Cash		Stock Awards $ (1)		Option Awards $ (2)		Total Compensation
Thomas Craig	$70,000	(3)	$37,520		$112,376		$219,896
William T. End	97,500		37,520		112,376		247,396
Rebecca M. Henderson, Ph.D.	75,000		37,520		112,376		224,896
Barry C. Johnson, Ph.D.	80,000		37,520		112,376		229,896
Daniel Junius (4)	61,584		43,406	(5)	130,234	(5)	235,224
Robert J. Murray	72,500		37,520	(6)	112,376		222,396
M. Anne Szostak	77,500		37,520		112,376		227,396
Sophie V. Vandebroek, Ph.D.	65,000		37,520		112,376		214,896

(1)	With the exception of Mr. Murray (see footnote 6), stock awards to Directors are issued as deferred stock units (“DSUs”) pursuant to the Company’s Director Deferred Compensation Plan (the “Director Plan”). The amount shown excludes DSUs received in lieu of deferred compensation as described in footnote 3, and reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 (calculated by rounding $37,500 to the nearest share on the date of deferral). See Note 4 in the notes to the consolidated financial statements included in the 2014 Annual Report for the relevant assumptions used to determine the valuation of our stock awards. As discussed under “Equity Compensation” below, Directors receive only one DSU and option grant during the fiscal year. As of December 31, 2014, the following are the aggregate number of DSUs accumulated in each non-employee Director’s deferral account for all years of service as a Director, including DSUs issued for deferred fees as well as DSUs issued as annual grants to Directors: Mr. Craig, 17,257; Mr. End, 9,396; Dr. Henderson, 15,151; Dr. Johnson, 9,281; Mr. Junius, 290; Mr. Murray, 7,465; Ms. Szostak, 1,003; and Dr. Vandebroek, 616. In addition, in 2015, Mr. Junius received a grant of DSUs representing pro rata equity compensation earned as a non-employee Director from his election to the Board on March 11, 2014 to May 7, 2014.

(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 4 in the notes to consolidated financial statements included in the 2014 Annual Report for the relevant assumptions used to determine the valuation of our option awards. As of December 31, 2014, each non-employee Director had the following number of stock options outstanding: Mr. Craig, 26,858; Mr. End, 23,924; Dr. Henderson, 26,858; Dr. Johnson, 23,924; Mr. Junius, 2,987; Mr. Murray, 19,397; Ms. Szostak 10,335; and Dr. Vandebroek, 4,463. In addition, in 2015, Mr. Junius received an option grant with respect to 2014. See footnote 5.

(3)	Includes compensation in the amount of $70,000 deferred and issued as 522 DSUs pursuant to the Director Plan.

(4)	Mr. Junius was elected to the Board effective March 11, 2014.

2015 PROXY STATEMENT

(5)	Includes a prorated equity grant made to Mr. Junius with respect to the period from his election to the Board on March 11, 2014 to May 7, 2014, the date of the annual equity grant made to all Directors, consisting of DSUs having a grant date fair value of $5,886 and nonqualified stock options having a grant date fair value of $17,858.

(6)	Issued as restricted stock units (“RSUs”), pursuant to Mr. Murray’s election to receive RSUs in lieu of DSUs, upon his meeting the stock ownership guidelines in 2007, as described below under “Equity Compensation.”

Cash Compensation

Each of our Directors who is not an officer or employee of IDEXX receives an annual fee for services as a Director that is paid quarterly. The annual fee rate was $65,000 for 2014. Each Director could elect to defer any amount of these annual fees in the form of DSUs under our Director Deferred Compensation Plan (“Director Plan”). In addition, non-employee Directors received the following annual committee fees during 2014, also paid quarterly: $25,000 for the Lead Director, $15,000 for the chairs of each of the Audit Committee and Compensation Committee, $5,000 for other Audit Committee members and $10,000 for the chairs of other committees. Directors could elect to defer any amount of these committee fees in the form of fully vested DSUs. There were no fees for Board meeting attendance in 2014.

Equity Compensation

Each of our non-employee Directors receives an annual grant of deferred stock units (“DSUs”) under the Director Plan on the date of our annual stockholders meeting in May. During 2014, the grant date value of the annual grant of DSUs was approximately $37,500 (calculated by rounding to the nearest share on the date of deferral). The number of DSUs is determined by dividing such amount by the price of the Company’s Common Stock on the date of grant of the award, which was most recently May 7, 2014. New non-employee Directors joining the Board of Directors after the annual grants are granted a pro rata number of DSUs based on the number of months remaining until the next year’s annual grant. The DSUs vest one year from the date of grant or, in the case of pro-rated grants described in the preceding sentence, on the first anniversary of the annual meeting of stockholders immediately preceding the date of such grants. Any Director who meets the stock ownership guidelines described below at the time of the annual equity award grant may elect, in lieu of receiving DSUs, to receive a grant of restricted stock units valued as of the date of the grant at $37,500, which would vest one year from the date of grant.

On the date of our annual stockholders meeting, each of our non-employee Directors also receives an annual grant of a nonqualified stock option to purchase shares of Common Stock under the 2009 Plan. The grant date value of the annual nonqualified stock option granted in 2014 was equal to $112,500, as determined through the use of the Black-Scholes-Merton option pricing model. This model is consistent with the valuation approach used to value executive awards. The option exercise price per share for each Director stock option is equal to the last reported sale price for a share of the Company’s Common Stock on the NASDAQ Global Select Stock Market on the date the option is granted, which with respect to our most recent annual grant to all Directors was May 7, 2014. New non-employee Directors joining the Board of Directors after the annual grants are granted a pro rata nonqualified stock option based on the number of months remaining until the next year’s annual grant. The options vest and become fully exercisable one year from the date of grant or, in the case of pro-rated grants described in the preceding sentence, on the first anniversary of the annual meeting of stockholders immediately preceding the date of such grants. Upon a change in control of the Company, options granted to all optionees, including to non-employee Directors, are subject to the accelerated vesting provisions described above under the heading “Executive Compensation – Stock Incentive Plans.”

In general, options granted under the 2009 Plan are not transferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the Director only while he or she is serving as a Director of the Company or within three months (or two years as described below) after he or she ceases to serve as a Director of the Company; provided, however, that the Board of Directors has the

2015 PROXY STATEMENT

discretion to allow a Director to designate a beneficiary to exercise the options upon the Director’s death. If a non-employee Director dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) while serving as a Director, or dies within three months after ceasing to serve as a Director, options are exercisable within one year following the date of death or disability. Options granted to Directors since 2010 are exercisable for two years following the date of retirement, provided the Director has served on the Board of Directors for at least five years. Options granted prior to 2006 expire on the day immediately prior to the tenth anniversary of the date of grant, options granted between 2006 and the date of our 2013 annual meeting expire on the day immediately prior to the seventh anniversary of the date of grant, and options granted after our 2013 annual meeting expire on the day immediately prior to the tenth anniversary of the date of grant.

Director Deferred Compensation Plan

DSUs are issued under the Director Plan, and are subject to the terms of the 2009 Plan. The Director Plan is administered by the Company’s Chief Human Resources Officer, or any person or entity designated by such officer (the “Plan Administrator”). The payment of fees in the form of DSUs is considered deferred compensation for federal income tax purposes. Any compensation deferred by a Director is credited to a hypothetical investment account established in the Director’s name that is denominated as a number of vested DSUs having an aggregate value equal to the compensation deferred into such account divided by the price of a share of Common Stock on the date of the applicable deferral. DSUs vested as described in the first paragraph under the heading “Equity Compensation” above also are credited to this account. Director Plan account balances are not subject to any interest or other investment returns, other than returns produced by fluctuations in the price of a share of Common Stock affecting the value of the DSUs in the account.

For DSUs resulting from compensation that Directors have elected to defer under the Director Plan, a Director can elect to receive his or her distribution of shares in either (i) a single lump sum one year after the Director’s last day of service on the Board of Directors or (ii) with respect to deferrals made on or after January 1, 2011, (a) in a single sum on a nondiscretionary and objectively determinable fixed date or (b) in equal annual installments over four years on or after such fixed date. For DSUs granted as described in the first paragraph under the heading “Equity Compensation” above, the shares are distributed one year following his or her termination from the Board of Directors. In addition, if the Plan Administrator determines that a Director has suffered an unforeseeable emergency, the Plan Administrator may authorize the distribution of all or a portion of the Director’s DSUs. Upon distribution, the Director receives the number of shares of Common Stock equal to the number of DSUs in his or her account, or, if he or she elected installment distributions, the number of shares equal to the number of DSUs that are subject to the applicable distribution date.

Upon a change in control of the Company, or a Director’s death or disability, a Director’s interest in his or her unvested DSUs will vest. A change in control under the Director Plan occurs upon one or more of the following events:

•	any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) direct or indirect beneficial ownership of stock possessing 35% or more of the total voting power of the stock of the Company; or

•	a majority of the members of the Company’s Board of Directors are replaced during any 12-month period by new directors whose appointment or election is not approved by a majority of the members of the Company’s Board of Directors serving immediately before the appointment or election of any such new directors; or

2015 PROXY STATEMENT

•	a change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person or group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition.

The shares of Common Stock in a Director’s account will be distributed in a single lump sum as soon as practicable after a change in control.

Other Compensation

All Directors are reimbursed for reasonable travel expenses incurred in connection with Board and committee meetings. The Company does not provide any other benefits, including retirement benefits or perquisites, to its non-employee Directors. Except as described in this “Director Compensation” section, the Company does not have any other arrangements for compensation or consulting agreements with its Directors, other than compensation in consideration of employment paid to Directors who are officers or employees of the Company.

Director Stock Ownership Guidelines

The Company’s stock ownership and retention guidelines for non-employee Directors, which were amended by the Compensation Committee in 2014, set a target level of ownership of the Company’s Common Stock for each non-employee Director. This target level determines whether the Director must retain additional stock acquired upon vesting and release of DSUs or RSUs or exercise of options, as described below. The amendments adopted by the Compensation Committee in 2014 include, among other things, a change in the method of calculation of this target level from one based on a fixed stock value of $250,000 to one based on a stock value at the end of each calendar year that is equal to six times the annual retainer for services as a Director. As the annual retainer was $65,000 in 2014, the current target level of ownership under these amended guidelines is $390,000 in stock value, which represents an increase of $140,000 from the prior target level of ownership for non-employee Directors.

These amended guidelines provide that unless and until the value of the Company’s Common Stock held by a non-employee Director equals or exceeds this target level at the end of a calendar year, this non-employee Director must retain:

•	at least 75% of the Company’s Common Stock received upon the exercise of options or the vesting and release of RSUs or DSUs during the following year, after payment or withholding of any applicable exercise price and taxes; and

•	all other shares of the Company’s Common Stock held by the non-employee Director.

Directly owned shares and vested DSUs credited to a Director’s investment account, as described above, are included in calculating stock ownership pursuant to these amended guidelines, and a Director is in compliance with these amended guidelines if the value of the shares of Common Stock held by such Director (including shares of Common Stock underlying vested DSUs and shares owned outright by, or held in trust for the benefit of, the Director or his or her immediate family members residing in the same household) equals or exceeds the target level at the end of the year, or if he or she has complied with the applicable retention requirements under these amended guidelines. Directors’ compliance with the guidelines is measured annually on December 31.

The Compensation Committee determined that all Directors were in compliance with the guidelines as of December 31, 2014.

2015 PROXY STATEMENT

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

The table below shows the number of shares of our Common Stock beneficially owned as of March 1, 2015 by (a) each of our Directors, (b) each of our executive officers named in the Summary Compensation Table set forth above, whom we refer to as the named executive officers and (c) Directors and executive officers of the Company as of March 1, 2015 as a group. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares listed.

Beneficial Owner	Shares Owned		Options Exercisable and RSUs Vesting (1)	Total Number of Shares Beneficially Owned (2)	Percentage of Common Stock Outstanding (3)
Jonathan W. Ayers	470,418	(4)	391,081	861,499	1.83%
Thomas Craig	2,920		20,937	23,857	*
William T. End	27,734		20,937	48,671	*
Rebecca M. Henderson, Ph.D.	—		20,937	20,937	*
Barry C. Johnson, Ph.D.	—		20,937	20,937	*
Daniel M. Junius	500		—	500	*
Robert J. Murray	40,135	(5)	16,410	56,545	*
M. Anne Szostak	7,000	(6)	7,348	14,348	*
Sophie V. Vandebroek, Ph.D.	3,000		1,476	4,476	*
Jay Mazelsky	3,709		14,278	17,987	*
Brian P. McKeon	4,604		28,431	33,035	*
Johnny D. Powers, Ph.D.	10,895		65,427	76,322	*
Michael J. Williams, Ph.D.	8,849		54,521	63,370	*
All Directors and executive officers as of March 1, 2015 as a group (14 persons)	579,764		662,720	1,242,484	2.64%

*	Less than 1%

The foregoing table does not include deferred stock units (DSUs). See “Director Compensation” above for a description of DSUs issued to our non-employee Directors under the Director Plan as annual equity grants and voluntary deferrals of annual fees. The individuals holding fully vested DSUs are at risk as to the price of IDEXX Common Stock in their investment accounts. DSUs carry no voting rights, but shares of Common Stock underlying vested DSUs are included for purposes of determining compliance with the Company’s stock ownership guidelines for Directors and executive officers. Accordingly, the following table sets forth the total number of shares owned and the number of fully-vested DSUs owned by (a) each of our Directors, (b) each of our named executive officers, and (c) Directors and executive officers of the Company as of March 1, 2015 as a group:

2015 PROXY STATEMENT

	Shares Owned		DSUs (7)	Total Number of Shares and DSUs Owned
Jonathan W. Ayers	470,418	(4)	29,582	500,000
Thomas Craig	2,920		17,077	19,997
William T. End	27,734		9,106	36,840
Rebecca M. Henderson, PhD	—		14,861	14,861
Barry C. Johnson, PhD	—		8,991	8,991
Daniel M. Junius	500		—	500
Robert J. Murray	40,135	(5)	7,465	47,600
M. Anne Szostak	7,000	(6)	713	7,713
Sophie V. Vandebroek	3,000		326	3,326
Jonathan Jay Mazelsky	3,709		—	3,709
Brian P. McKeon	4,604		17,354	21,958
Johnny D. Powers, PhD	10,895		—	10,895
Michael J. Williams, PhD	8,849		6,495	15,344
All Directors and executive officers as of March 1, 2015 as a group (14 persons)	579,764		111,970	691,734

(1)	Consists of options to purchase Common Stock exercisable, and RSUs vesting, on or within 60 days after March 1, 2015.

(2)	The number of shares beneficially owned by each person or group as of March 1, 2015 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 1, 2015, including but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.

(3)	For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 46,979,970 shares of Common Stock outstanding on March 1, 2015 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 1, 2015, including but not limited to, upon the exercise of stock options or vesting of RSUs, but excluding DSUs.

(4)	Includes 49,000 shares owned by the Ayers Family Trust.

(5)	Includes 6,087 shares owned by the Robert J. Murray 2012 Qualified Annuity Trust; and 3,500 shares owned by Mr. Murray’s spouse.

(6)	Includes 6,708 shares owned by the 2014 Szostak IDEXX GRAT.

(7)	Consists of DSUs that are vested as of March 1, 2015.

2015 PROXY STATEMENT

OWNERSHIP OF MORE THAN FIVE PERCENT

OF OUR COMMON STOCK

The table below shows the number of shares of our Common Stock beneficially owned as of February 17, 2015 by each person or group known by us to own beneficially more than 5% of the outstanding shares of Common Stock. Share totals and descriptions of each person or group are based solely upon information derived from Schedules 13G or 13G/A as filed by the following entities pursuant to Section 13 of the 1934 Act and the rules promulgated thereunder.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)
Ruane, Cunniff & Goldfarb Inc. (2) 9W 57th Street, Suite 5000 New York, New York 10019	4,448,407	9.44%
T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, Maryland 21202	4,445,581	9.43%
Baron Capital Group, Inc. (4) 767 Fifth Avenue, 49th Floor New York, New York 10153	3,623,004	7.69%
BlackRock, Inc. (5) 55 East 52nd Street New York, New York 10022	3,092,245	6.39%
The Vanguard Group (6) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,954,903	6.27%
William Blair & Company, LLC (7) 222 W. Adams Chicago, Illinois 60606	2,802,951	5.95%

(1)	For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group on December 31, 2014, as reflected in the most recent filing by such group of statements of beneficial ownership with the SEC, by the 47,125,601 shares of Common Stock outstanding on February 6, 2015. Therefore, the percentage ownership may differ from the percentage ownership reported in such statements of beneficial ownership, which reflect ownership as of an earlier date.

(2)	Based solely upon information derived from a Schedule 13G/A filed by Ruane, Cunniff & Goldfarb Inc., it has sole voting power and sole dispositive power of 4,448,407 shares.

(3)	Based solely upon information derived from a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”), it has the sole power to vote 1,037,789 and sole power to dispose of 4,445,581 shares. These shares are owned by various individual and institutional investors for which T. Rowe Price serves as investment adviser with power to direct investments and/or sole power to vote the shares. For purposes of reporting requirements of the 1934 Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however T. Rowe Price expressly denies that it is, in fact, the beneficial owner of such securities.

(4)	Based solely upon information derived from a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., (i) Baron Capital Group, Inc. reported that it has shared voting power of 3,466,004 shares and shared dispositive power of 3,623,004 shares; (ii) BAMCO, Inc. reported that it had shared voting power of 3,111,433 shares and shared dispositive power of 3,288,433 shares; (iii) Baron Capital Management, Inc. reported that it has shared voting power and shared dispositive power of 334,571 shares; and (iv) Mr. Baron reported that he has shared voting power of 3,446,004 shares and shared dispositive power of 3,623,004 shares.

(5)	Based solely upon information derived from a Schedule 13G/A filed by BlackRock, Inc., it has sole power to vote 2,862,320 shares and sole power to dispose of 3,092,245 shares.

(6)	Based solely upon information derived from a Schedule 13G/A filed by The Vanguard Group, it has the sole power to vote 32,260 shares, sole power to dispose of 2,926,943 shares and shared power to dispose of 27,960 shares.

(7)	Based solely upon information derived from a Schedule 13G/A filed by William Blair & Company, LLC, it has sole voting power and sole dispositive power of 2,802,951 shares.

2015 PROXY STATEMENT

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY

PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

Stockholder proposals submitted pursuant to Rule 14a-8 of the 1934 Act for inclusion in our proxy materials for our 2016 annual meeting of stockholders must be received by our Corporate Secretary at the address written in the next paragraph by November 26, 2015. The deadline to submit a proposal for inclusion in our proxy materials for the 2015 Annual Meeting has passed.

Our Amended and Restated By-Laws also establish an advance notice procedure that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders outside of the process under Rule 14a-8 described above. These procedures provide that nominations for Director and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Corporate Secretary of IDEXX at One IDEXX Drive, Westbrook, Maine 04092. Our Amended and Restated By-Laws provide that stockholder nominations or other proposals must include certain information regarding the stockholder submitting the nomination or proposal, any nominee for Director and/or the item of business. We must receive notice of your intention to introduce a nomination or proposed item of business at our 2016 annual meeting, and all supporting information, not less than 90 days or more than 120 days before the first anniversary of the preceding year’s annual meeting. However, if the date of our annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the anniversary date, then we must receive such notice at the address noted above not earlier than the 120th day before such annual meeting and not later than the close of business on the later of (i) the 90th day before such annual meeting or (2) the tenth day after the day on which notice of the meeting date was mailed or public disclosure was made, whichever occurs first. Assuming that our 2016 annual meeting is between April 16, 2016 and July 5, 2016, as is currently expected, we must receive the notice of your intention to introduce a nomination or proposed item of business at our 2015 annual meeting, and all supporting information, no earlier than January 7, 2016 and no later than February 6, 2016.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for stockholder action at the annual meeting. If, however, other matters do properly come before the annual meeting or any adjournments or postponements thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

The Board of Directors hopes that you will attend the annual meeting. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope, or vote via the Internet or by telephone at your earliest convenience. If you attend the annual meeting, you can still vote your stock personally even though you may have already sent in your proxy.

By order of the Board of Directors,

Jacqueline L. Studer, Corporate Vice President, General Counsel and Secretary

March 25, 2015

Appendix A

IDEXX LABORATORIES, INC.

1997 EMPLOYEE STOCK PURCHASE PLAN

As of [            ]

The purpose of this Plan is to provide eligible employees of IDEXX Laboratories, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.10 par value (the “Common Stock”), commencing on July 1, 1997. The Plan was initially adopted by the Company’s Board of Directors (the “Board”) on February 26, 1997 and approved by stockholders at a meeting held May 21, 1997. The Board amended the Plan, subject to stockholder approval, on February 25, 2003 to increase the number of shares of Common Stock authorized for issuance under the Plan from Four Hundred Twenty Thousand (420,000) shares to Six Hundred Twenty Thousand (620,000) shares. The stockholders approved such increase in shares at the Company’s Annual Meeting held May 21, 2003. Pursuant to a 2-for-1 stock split of the Common Stock effective November 5, 2007, the number of shares of Common Stock authorized for issuance under the Plan became One Million Two Hundred Forty Thousand (1,240,000) shares. The Board further amended the Plan, subject to stockholder approval, on February 11, 2009 to increase the number of shares of Common Stock authorized for issuance under the Plan from One Million Two Hundred Forty Thousand (1,240,000) shares to One Million Five Hundred Ninety Thousand (1,590,000) shares. The Board further amended the Plan, subject to stockholder approval, on December 3, 2014 to, among other things, increase the number of shares of Common Stock authorized for issuance under the Plan from One Million Five Hundred Ninety Thousand (1,590,000) shares to Two Million Two Hundred Ninety Thousand (2,290,000) shares.

1. Administration. The Plan will be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). The Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including members of the Board who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least one month prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each January 1, April 1, July 1 and October 1, or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a three-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office prior to the applicable Offering Commencement Date, but not later than the deadline established by the Committee. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” generally means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Committee. The Committee will determine eligible Compensation in a uniform and non-discriminatory manner.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction at the rate of 1%, 2%, 3%, 4% or 5% of Compensation with any change in Compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Option is granted) for each calendar year in which the Option is outstanding at any time.

In addition, no employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

6. No Deduction Changes. Except as provided in Section 8 below with respect to withdrawals from participating in an Offering, an employee may not increase or decrease his payroll deduction during a Plan Period.

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time up to the payroll data submission deadline for the last pay date in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Committee.

9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, subject to the limitations described in section 5, the Company will grant to each eligible employee who is then a participant in the Plan an option (the “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, a maximum number of whole shares of Common Stock of the Company determined by dividing $6,250 by the closing price of the Common Stock on the Nasdaq Stock Market on the Offering Commencement Date. To the extent that the Committee chooses a different length for the Plan Period pursuant to Section 3 hereof, the Committee shall adjust the option grant formula to ensure compliance with the $25,000 limitation set forth in Section 5 hereof.

The purchase price (the “Option Price”) for each share purchased will be 85% of the closing price of the Common Stock on the Exercise Date; provided, however, in no event shall the Option Price for any share be less than 85% of the applicable closing price. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq Stock Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day within the Plan Period on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of, the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account in excess of the Option Price at the end of a Plan Period will be automatically refunded to the employee. Any balance remaining in an employee’s payroll deduction account that is less than the Option Price will be refunded to the employee, provided that such amount may, at the discretion of the Committee, remain in the employee’s account for the next Plan Period.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9 and (iii) the Option Price shall be appropriately adjusted to the extent determined by the Committee.

16. Reorganization Events. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

In connection with a Reorganization Event, the Committee shall take any one or more of the following actions as to outstanding Options on such terms as the Committee determines: (i) provide that Options shall be assumed, or substantially equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Options will be terminated as of the effective date of the Reorganization Event and that all such outstanding Options will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Options will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an employee equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the employee’s Option (to the extent the Option Price does not exceed the Acquisition Price) minus (B) the aggregate Option Price of such Option, in exchange for the termination of such Option, (v) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (net of the Option Price thereof) and (vi) any combination of the foregoing.

For purposes of the clause above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Committee will allot the shares then available on a pro rata basis.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the NASDAQ National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Withholding. Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Company for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

24. Effective Date and Approval of Shareholders. The Plan shall take effect on July 1, 1997 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on February 26, 1997

Approved by the Stockholders on May 21, 1997

Amended by the Board of Directors on February 25, 2003

Approved by the Stockholders on May 21, 2003

Amended by the Board of Directors on July 16, 2003

Amended by the Board of Directors on February 3, 2005

Adjusted to reflect 2-for-1 stock split effective November 5, 2007

Amended by the Board of Directors on February 11, 2009

Approved by the Stockholders on May 6, 2009

Amended by the Board of Directors on December 3, 2014

Approved by the Stockholders on [            ]

ANNUAL MEETING OF STOCKHOLDERS OF

IDEXX LABORATORIES, INC.

May 6, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.idexxproxymaterials.com

  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

¢	20330303000000000000 7	050615

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
1. Election of Directors. To elect the three Class I Directors listed in the attached proxy statement for three-year terms (Proposal One);			2. Advisory Vote to Approve Executive Compensation. To approve a nonbinding advisory resolution on the Company’s executive compensation (Proposal Two);	☐	☐	☐

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ William T. End ¡ Barry C. Johnson, PhD ¡ Daniel M. Junius

3. Amendments to IDEXX Laboratories, Inc. 1997 Employee Stock Purchase Plan. To approve proposed amendments to the Company’s 1997 Employee Stock Purchase Plan (Proposal Three);

4. Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year (Proposal Four); and

				☐ ☐	☐ ☐	☐ ☐

5. Other Business. To conduct such other business as may properly come before the 2015 Annual Meeting or any adjournments thereof, including approving any such adjournment, if necessary.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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IDEXX LABORATORIES, INC.

Proxy for Annual Meeting of Stockholders

To Be Held on May 6, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned, revoking all prior proxies, hereby appoint(s) Jonathan W. Ayers, Brian P. McKeon and Jacqueline L. Studer, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of IDEXX Laboratories, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine, on Wednesday, May 6, 2015 at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

¢ 1.1	14475 ¢